                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)     OCTOBER 31, 1996




                          UNISON HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



          0-27374                                      86-0684011
-----------------------------------        -------------------------------------
  (Commission File Number)                  (I.R.S. Employer Identification No.)



 7272 EAST INDIAN SCHOOL ROAD, SUITE 214, SCOTTSDALE, ARIZONA        85251
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                       (Zip Code)



                                 (602) 423-1954
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On October 31, 1996, Unison HealthCare Corporation ("Unison") acquired Signature Health Care Corporation ("Signature Health Care") and four affiliated companies, Douglas Manor, Inc. ("Douglas"), Safford Care, Inc. ("Safford"), Arkansas, Inc. ("Arkansas"), and Cornerstone Care, Inc. ("Cornerstone" and collectively with Signature Health Care, Douglas, Safford and Arkansas, "Signature"). Signature operates 11 long-term care facilities and two assisted living facilities in Colorado and Arizona. Through mergers with each of the Signature companies and newly formed wholly owned subsidiaries of Unison, each of the Signature companies became wholly owned subsidiaries of Unison. Outstanding shares of Signature Health Care were converted into the right to receive, subject to certain adjustments, cash equal to approximately
$10,200,000 and 1,509,434 shares of Unison's Common Stock. Outstanding shares of Douglas, Safford, Arkansas and Cornerstone were converted into the right to receive, subject to certain adjustments, cash and promissory notes equal to approximately $28,000,000 in the aggregate. The mergers will be accounted for as purchases. Signature's president, David A. Kremser, was also named a director of Unison.

        On October 31, 1996, Unison also acquired RehabWest, Inc. ("RehabWest") pursuant to a Stock Purchase Agreement (the "RehabWest Agreement") among Unison, RehabWest, Linda Redwine ("Redwine"), David A. Kremser ("Kremser") and John D. Filkoski ("Filkoski"). Under the RehabWest Agreement, Unison purchased all of the issued and outstanding capital stock of RehabWest (the "Shares") from Redwine for $5,350,000, and security interests in the Shares in favor of Kremser and Filkoski were released. Immediately prior to the transaction Redwine received a distribution from RehabWest totaling approximately $750,000. In connection with the acquisition of RehabWest, Redwine became an employee of a subsidiary of Unison. RehabWest provides rehabilitative therapy services to Signature. The acquisition of RehabWest will be accounted for as a purchase.

        On October 31, 1996, Unison also acquired American Professional
Holding, Inc. ("Ampro") and Memphis Clinical Laboratory, Inc. ("Memphis") (together, the "Ampro Acquisition") in an overall transaction comprised of separate mergers with newly formed, wholly-owned subsidiaries of Unison. Ampro and Memphis were the surviving corporations of the mergers. In the Ampro merger, the issued and outstanding shares of Ampro Common Stock were converted into the right to receive an aggregate of 521,000 shares of Unison Common Stock. In the Memphis merger, three shareholders who held approximately 35% of the outstanding shares of Memphis received pro rata portions of 19,000 shares of Unison Common Stock, and the holder of the remaining shares of Memphis received cash in the approximate amount of $236,000, and a promissory note in the principal amount of $250,000. Ampro and Memphis provide medical laboratory services to 295 nursing homes in Texas, Missouri and Tennessee. The Ampro Acquisition will be accounted for as a pooling of interests.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

SIGNATURE HEALTH CARE CORPORATION
Report of Independent Public Accountants
Consolidated Balance Sheets as of December 31, 1995 and 1994 and June 30, 1996 Consolidated Statements of Operations for the years ended December 31, 1995,
  1994 and 1993 and six months ended June 30, 1996 and 1995
Consolidated Statements of Stockholders' Equity for the years ended December
  31, 1995 and 1994 and six months ended June 30, 1996
Consolidated Statements of Cash Flows for the years ended December 31, 1995,
  1994 and 1993 and six months ended June 30, 1996 and 1995
Notes to Consolidated Financial Statements

ARKANSAS, INC., CORNERSTONE CARE, INC., DOUGLAS MANOR, INC., AND SAFFORD CARE,
  INC.
Report of Independent Public Accountants
Combined Balance Sheets as of December 31, 1995 and six months ended June 30,
  1996
Combined Statements of Operations for the year ended December 31, 1995 and six months ended June 30, 1996 and 1995
Combined Statements of Stockholders' Equity for the year ended December 31,
  1995 and six months ended June 30, 1996
Combined Statements of Cash Flows for the year ended December 31, 1995 and six months ended June 30, 1996 and 1995
Notes to Combined Financial Statements

REHABWEST, INC.
Report of Independent Public Accountants
Balance Sheets as of December 31, 1995 and 1994
Statements of Operations for the years ended December 31, 1995 and 1994 Statements of Stockholders' Equity for the years ended December 31, 1995 and 1994
Statements of Cash Flows for the years ended December 31, 1995 and 1994 Notes to Financial Statements
Balance Sheets as of June 30, 1996 and 1995 (unaudited)
Statements of Operations for the six months ended June 30, 1996 and 1995
  (unaudited)
Statements of Stockholders' Equity for the period ended June 30, 1996
  (unaudited)
Statements of Cash Flows for the six months ended June 30, 1996 and 1995
  (unaudited)

AMERICAN PROFESSIONAL HOLDING, INC.
Report of Independent Auditor
Consolidated Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996 Consolidated Statements of Income for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996
Consolidated Statements of Cash Flows for the years ended December 31, 1993,
  1994 and 1995 and the six months ended June 30, 1996 and 1995
Notes to Consolidated Financial Statements

MEMPHIS CLINICAL LABORATORY, INC.
Report of Independent Auditor
Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996
Statements of Income for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996
Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 and 1995
Notes to Financial Statements

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Signature Health Care Corporation:

     We have audited the accompanying consolidated balance sheets of SIGNATURE HEALTH CARE CORPORATION (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Health Care Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
April 15, 1996

                       SIGNATURE HEALTH CARE CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                             DECEMBER 31,
                                                       JUNE 30,       ---------------------------
                                                         1996            1995            1994
                                                      -----------    ------------     -----------
                                                      (UNAUDITED)
Cash and cash equivalents...........................  $        --     $   274,992     $   919,121
Patient accounts receivable, net of allowance for
  doubtful accounts of $194,210 at June 30, 1996 and
  $195,900 and $155,200 at December 31, 1995 and
  1994..............................................    5,184,861       3,663,958       1,641,216
Prepaid income taxes................................      141,525              --         407,448
Inventory...........................................      256,304           5,000           5,000
Other current assets................................      265,323         160,073         164,704
Deferred tax asset..................................      101,300         101,300         102,400
                                                      -----------     -----------     -----------
     Total current assets...........................    5,949,313       4,205,323       3,239,889
Property and equipment, at cost.....................   18,391,035      18,264,010      18,020,293
  Less-Accumulated depreciation.....................   (1,949,127)     (1,490,542)       (594,150)
                                                      -----------     -----------     -----------
     Net property and equipment.....................   16,441,908      16,773,468      17,426,143
Goodwill, net of accumulated amortization of
  $924,286 at June 30, 1996 and $639,142 and $68,900
  at December 31, 1995 and 1994.....................    1,720,599       2,005,744       2,576,027
Loan fees, net of accumulated amortization of
  $64,000 at June 30, 1996 and $49,000 and $20,000
  at December 31, 1995 and 1994.....................      260,330         275,330         304,288
Debt service reserve................................    1,187,288       1,161,808       1,110,647
Receivables due from affiliates, net................           --         495,031              --
Deposits and other..................................       59,925          59,925          63,425
                                                      -----------     -----------     -----------
     Total other assets.............................    3,228,142       3,997,838       4,054,387
                                                      -----------     -----------     -----------
     Total assets...................................  $25,619,363     $24,976,629     $24,720,419
                                                      ===========     ===========     ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt................  $   259,064     $   198,994     $   141,417
Accounts payable....................................    1,471,607       1,078,237         189,660
Accrued payroll, taxes and benefits.................      507,784         354,714         676,374
Income taxes payable................................           --         211,847              --
Accrued property taxes..............................       63,505          87,683          92,336
Other accrued expenses..............................       44,348         104,468          31,077
Unearned revenue....................................       96,402          96,402         121,016
                                                      -----------     -----------     -----------
     Total current liabilities......................    2,442,710       2,132,345       1,251,880
Deferred income taxes...............................    2,921,436       2,939,553       3,219,753
Long-term debt, net of current maturities...........   18,518,886      18,605,174      18,842,292
Payables due to affiliates, net.....................    1,035,935              --              --
                                                      -----------     -----------     -----------
          Total liabilities.........................   24,918,967      23,677,072      23,313,925
Common stock, $.01 par value; 1,200,000 shares
  authorized; 250,000 shares issued and
  outstanding.......................................        2,500           2,500           2,500
Additional paid-in capital..........................    1,610,600       1,610,600       1,610,600
Accumulated deficit from operations.................     (912,704)       (313,543)       (206,606)
                                                      -----------     -----------     -----------
     Total stockholders' equity.....................      700,396       1,299,557       1,406,494
                                                      -----------     -----------     -----------
          Total liabilities and stockholders'
            equity..................................  $25,619,363     $24,976,629     $24,720,419
                                                      ===========     ===========     ===========

      The accompanying notes are an integral part of these balance sheets.

                       SIGNATURE HEALTH CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                               SIX MONTHS ENDED
                                   JUNE 30,                        YEARS ENDED DECEMBER 31,
                          ---------------------------     -------------------------------------------
                             1996            1995            1995            1994            1993
                          -----------     -----------     -----------     -----------     -----------
                                  (UNAUDITED)
Sub-acute and
  rehabilitation........  $ 4,746,382     $ 3,638,225     $ 8,314,758     $ 4,151,426     $ 3,635,407
Alzheimers care.........      890,862         708,815       1,493,735       1,129,135         584,504
Skilled nursing care....    7,151,720       7,059,116      14,481,606      14,428,066      13,932,573
Miscellaneous
  services..............       58,859          59,757         119,527         200,301         143,285
                          -----------     -----------     -----------     -----------     -----------
Net patient revenue.....   12,847,823      11,465,913      24,409,626      19,908,928      18,295,769
Management fees.........           --              --              --          32,772              --
                          -----------     -----------     -----------     -----------     -----------
     Total revenue......   12,847,823      11,465,913      24,409,626      19,941,700      18,295,769
                          -----------     -----------     -----------     -----------     -----------
Nursing services
  (including $1,591,506
  and $1,071,642 at June
  30, 1996 and 1995 and
  $2,365,582, $583,911
  and $0 at December 31,
  1995, 1994 and 1993
  paid to an
  affiliate)............    5,798,958       4,942,391      11,467,625       9,683,175       8,920,580
Dietary services........      650,887         678,693       1,514,387       1,500,641       1,486,345
General services........    1,938,984       1,960,668       2,890,000       3,053,090       3,050,311
Provision for bad
  debts.................       58,543          71,218         181,339         213,482         125,729
Management fees paid to
  an affiliate..........    3,456,306       2,008,921       4,725,703       2,301,848       1,026,739
Rent....................      192,582         185,512         375,101         397,297         382,552
Interest, net of $35,161
  and $56,841 at June
  30, 1996 and 1995 and
  $96,959, $90,041 and
  $65,674 at December
  31, 1995, 1994 and
  1993 of income........      975,065         915,970       1,933,452       1,657,162         930,294
Depreciation and
  amortization..........      758,729         810,480       1,495,634       1,078,710         727,541
                          -----------     -----------     -----------     -----------     -----------
     Total expenses.....  $13,830,054     $11,573,853     $24,583,241     $19,885,405     $16,650,091
                          -----------     -----------     -----------     -----------     -----------
     (Loss) income
       before income
       taxes............     (982,231)       (107,940)       (173,615)         56,295       1,645,678
     (Benefit) provision
       for income
       taxes............     (383,070)        (41,066)        (66,678)         28,654         642,005
                          -----------     -----------     -----------     -----------     -----------
          Net (loss)
            income......  $  (599,161)    $   (66,874)    ($  106,937)    $    27,641     $ 1,003,673
                          ===========     ===========     ===========     ===========     ===========

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND
                         SIX MONTHS ENDED JUNE 30, 1996

                                                                          COMMON STOCK
                                              CONVERTIBLE         -----------------------------
                                            PREFERRED STOCK                          ADDITIONAL   ACCUMULATED         TOTAL
                                         ----------------------                       PAID-IN      EARNINGS/      STOCKHOLDERS'
                                          SHARES      AMOUNT      SHARES    AMOUNT    CAPITAL      (DEFICIT)         EQUITY
                                         --------   -----------   -------   ------   ----------   -----------   -----------------
Balances at December 31, 1992..........   700,000   $ 2,427,566   250,000   $2,500   $  191,100   $   500,645      $    3,121,811
  Net income...........................        --            --        --      --            --     1,003,673           1,003,673
  Accretion of mandatory provision.....        --       112,526        --      --            --      (112,526)                 --
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at December 31, 1993..........   700,000   $ 2,540,092   250,000   $2,500   $  191,100   $ 1,391,792      $    4,125,484
  Net income...........................        --            --        --      --            --        27,641              27,641
  Purchase of Preferred stock and
    elimination of residual interest in
    retained earnings..................  (700,000)   (2,540,092)       --      --     1,419,500    (1,626,039)         (2,746,631)
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at December 31, 1994..........        --   $        --   250,000   $2,500   $1,610,600   $  (206,606)     $    1,406,494
  Net loss.............................        --            --        --      --            --      (106,937)           (106,937)
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at December 31, 1995..........        --   $        --   250,000   $2,500   $1,610,600   $  (313,543)     $    1,299,557
                                         --------   -----------   --------  ------   ----------   -----------          ----------
  Net loss (unaudited).................        --            --        --      --            --      (599,161)           (599,161)
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at June 30, 1996
  (unaudited)..........................        --   $        --   250,000   $2,500   $1,610,600   $  (912,704)     $      700,396
                                         ========   ===========   ========  ======   ==========   ===========          ==========

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              SIX MONTHS ENDED
                                                  JUNE 30,                    YEARS ENDED DECEMBER 31,
                                          -------------------------   ----------------------------------------
                                             1996          1995          1995           1994          1993
                                          -----------   -----------   -----------   ------------   -----------
                                                 (UNAUDITED)
Cash flows from operating activities:
Net (loss) income.......................  $  (599,161)  $   (66,874)  $  (106,937)  $     27,641   $ 1,003,673
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation and amortization.........      758,729       810,480     1,495,634      1,078,710       727,541
  Provision for bad debts...............       58,543        71,218       181,339        213,482       125,729
  Change in deferred taxes..............                                 (279,100)        73,591        62,083
  Changes in non-cash working capital:
     Patient accounts receivable........   (1,579,445)   (1,258,378)   (2,204,081)      (421,724)     (957,302)
     Prepaid income taxes...............           --       407,448       407,448       (407,448)           --
     Inventory and other current
       assets...........................     (356,553)     (150,619)        4,631        (54,280)       18,673
     Accounts payable...................      393,371       591,800       888,577       (149,569)     (147,816)
     Accrued payroll, taxes and
       benefits.........................      153,070       300,317      (321,660)       118,214        69,922
     Income taxes payable...............     (372,258)      (63,492)      211,847       (223,500)      (28,059)
     Accrued property taxes and other
       accrued expenses.................      (84,298)     (108,501)       68,738        (47,779)      (24,349)
     Unearned revenue...................           --            --       (24,614)        33,213       (22,995)
                                          -----------   ------------   ----------   ------------    ----------
     Net cash (used in) provided by
       operating activities.............   (1,628,002)      533,399       321,822        240,551       827,100
                                          -----------   ------------   ----------   ------------    ----------
Cash flows from investing activities:
Recognition of buyout net asset value...           --            --            --     (4,459,908)           --
Purchase of property and equipment......     (126,257)     (101,719)     (243,718)      (512,922)     (221,573)
Purchase of investments.................           --            --       (51,161)       (17,739)        7,092
Purchase of goodwill....................           --            --            --     (2,644,885)           --
Increase in deferred taxes related to
  buyout................................           --            --            --      2,778,543            --
Change in deposits and other assets.....      (25,480)     (221,752)        3,500         96,377       (26,078)
                                          -----------   ------------   ----------   ------------    ----------
     Net cash used in investing
       activities.......................     (151,737)     (323,471)     (291,379)    (4,760,534)     (240,559)
                                          -----------   ------------   ----------   ------------    ----------
Cash flows from financing activities:
Repayment of long-term debt.............      (26,218)     (102,289)     (179,541)   (11,462,055)   (1,065,386)
Receivables due from affiliates, net....    1,530,965       678,295      (495,031)            --            --
Issuance of long-term debt..............           --            --            --     19,100,000            --
Payment of loan fees....................           --            --            --       (324,297)           --
Purchase of preferred stock.............           --            --            --     (2,746,631)           --
                                          -----------   ------------   ----------   ------------    ----------
     Net cash (used in) provided by
       financing activities.............    1,504,747       576,006      (674,572)     4,567,017    (1,065,386)
                                          -----------   ------------   ----------   ------------    ----------
     Net (decrease) increase in cash....     (274,992)      785,934      (644,129)        47,034      (478,845)
     Cash and cash equivalents,
       at beginning of year.............      274,992       919,121       919,121        872,087     1,350,932
                                          -----------   ------------   ----------   ------------    ----------
     Cash and cash equivalents,
       at end of year...................  $        --   $ 1,705,055   $   274,992   $    919,121   $   872,087
                                          ===========   ===========   ===========   ============   ===========

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

(1)  BUSINESS AND ORGANIZATION

     Signature Health Care Corporation and its wholly owned subsidiaries (the "Corporation") own, operate and manage skilled nursing centers providing restorative, rehabilitative, and sub-acute services. As of December 31, 1995, the Corporation owns six nursing homes and leases one for a total of seven nursing homes with 602 total beds. The Corporation does business in Colorado and Arizona. The Corporation's nursing homes are subject to licensing and regulation of their services by various federal and state government agencies. The Corporation incorporated in Delaware on October 12, 1987.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation. The accompanying consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiaries with all significant intercompany accounts and transactions eliminated.

     Cash and Cash Equivalents. Cash and cash equivalents include all investments with an original maturity of three months or less.

     Property and Equipment. Property and equipment are recorded at cost, with depreciation computed on the straight-line method over the estimated useful lives of depreciable assets which range from two to 40 years.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"). SFAS 121 requires that the Corporation perform a review of long-lived assets and goodwill related to those assets to assess whether an impairment of value exists. If such an impairment does exist, the related assets must be written down to fair value.

     The Corporation is required to adopt SFAS 121 in fiscal 1996. Management has not yet determined what the ultimate impact of adopting this new Statement will be on the Corporation's financial position or results of operations.

     Loan Fees. Loan fees amortize over the term of the related debt using the effective interest method.

     Net Patient Service Revenue and Accounts Receivable. Patient revenue is reported at established rates or estimated net realizable amounts from third-party payors or others for services rendered. Credit risk exists to the extent that the Corporation's most significant source of revenue is reimbursement for patient care from state-sponsored Medicaid programs and from Medicare. However, management does not believe that there are significant credit risks associated with these governmental agencies. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined.

     Until the year of settlement, accounts receivable are reduced for the differences between recognized revenue and interim payments received from third-party payors. The Corporation classifies these differences in contra-accounts in accounts receivable as payable to Medicare and Medicaid third-party payors until the year of settlement. These settlement amounts total $1,084,000, $586,000 and $500,000 as of December 31, 1995, 1994 and 1993,
respectively.

                       SIGNATURE HEALTH CARE CORPORATION

     The Company derived patient revenues from various sources in 1995, 1994 and 1993, respectively, as follows:

          (a) federal Medicare program (retrospectively reimbursing actual allowable costs), 33%, 20% and 19%;

          (b) negotiated contracts with various government agencies and private insurance companies, 31%, 36% and 39%;

          (c) private pay sources, 19%, 25% and 26%; and

          (d) state Medicaid programs (prospectively reimbursing historical allowable costs plus an inflation factor and profit factor), 17%, 19% and 16%.

     Management Fees. During 1994 the Corporation provided accounting services to a contracted therapy business. In return for its management services, the Corporation received management fees in an amount equal to 3% of net revenue plus its costs for providing accounting services.

     Goodwill.  Goodwill is being amortized over a five-year period.

     Income Taxes. The Corporation accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the use of an asset and liability approach for measuring deferred taxes based on temporary differences between financial statement and tax bases of assets and liabilities existing at each balance date using enacted tax rates for years in which the related taxes are expected to be paid or recovered.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited consolidated balance sheet and statement of stockholders' equity as of June 30, 1996 and the unaudited consolidated statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on substantially the same basis as the audited consolidated financial statements and include all significant adjustments necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessarily indicative of the results that may be expected for an entire year.

(4)  LONG-TERM DEBT

     Long-term debt at December 31, 1995 and 1994, consisted of the following.

                                                               1995            1994
                                                            -----------     -----------
        10 year mortgage at 10.5% payable monthly.........  $18,804,168     $18,983,709
          Less current maturities.........................     (198,994)       (141,417)
                                                            -----------     -----------
                  Total long-term debt, net of current
                    maturities............................  $18,605,174     $18,842,292
                                                            ===========     ===========

     The property and equipment of the Corporation secure the current mortgage. The mortgage contains a personal guarantee from a stockholder of the Corporation. The mortgage contains various covenants including debt service coverage, minimum current ratio, and restrictions on the payment of dividends. The Corporation

                       SIGNATURE HEALTH CARE CORPORATION
complied with the covenants throughout 1995 and 1994. Cash paid for interest totaled $2,030,110 $1,658,341, and $993,075 in 1995, 1994 and 1993,
respectively.

     Long-term debt maturing in the next five years follows.

            1996....................................................  $   198,994
            1997....................................................      220,924
            1998....................................................      245,271
            1999....................................................      272,301
            2000....................................................      302,309
            Thereafter..............................................   17,564,369
                                                                      -----------
                      Total long-term debt..........................  $18,804,168
                                                                      ===========

(5)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable, deposits/accounts payable and long-term borrowings approximate their fair value. The fair value of the Corporation's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Corporation for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

(6)  EQUITY

     The common stock carry certain rights, the more significant of which follow.

     Voting.  Each share of common stock carry the right to one vote.

     Options. The Corporation reserves 250,000 shares of authorized but unissued common stock for issuance to employees upon exercise of stock purchase options. As of December 31, 1995, granted options cover the purchase, of 113,800 shares of common stock, of which 90,000 shares have vested and 23,800 shares vest upon completion of certain conditions, none of which had occurred as of December 31, 1995. Activity related to granted options for the three years ended December 31, 1995 follows:

                                                                                    PRICE PER
                                                                     SHARES           SHARE
                                                                     -------     ---------------
Granted options at December 31, 1992...............................   95,500           --
  Options granted..................................................   14,000     $6.50 - $10.00
  Cancelled options................................................   (2,500)          --
                                                                     -------
Granted options at December 31, 1993...............................  107,000           --
  Options granted..................................................    6,800         $12.00
  Cancelled options................................................   (3,000)          --
                                                                     -------
Granted options at December 31, 1994...............................  110,800           --
  Options granted..................................................    6,850         $25.00
  Cancelled options................................................   (3,850)          --
                                                                     -------
Granted options at December 31, 1995...............................  113,800           --
                                                                     -------

(7)  RELATED PARTY TRANSACTIONS

     During 1993 the Corporation paid or accrued $158,750 for a consulting fee to an affiliate of its preferred stockholder for investment banking, financial, and management services.

                       SIGNATURE HEALTH CARE CORPORATION

     During 1993 the Corporation advanced $100,000 to an affiliated entity which will provide physical, occupational, and speech therapy services to the Corporation and others. This advance was outstanding during 1993 and 1994.

     During 1995 the Corporation incurred and paid for management and rehabilitation services from an entity having common owners.

(8)  COMMITMENTS AND CONTINGENCIES

     The Corporation leases a nursing home, on a ten year base term expiring in 2000, under which the Corporation possesses (1) the right to renew for one additional 5 year term and (2) the option to purchase the nursing home through the end of the base term. The lease provides for certain restrictions on the maintenance and operation of the nursing home and an annual 2% escalation in the base rent.

     The Corporation also leases office space for its corporate office, on a year to year basis, under which the Corporation possesses the right to renew for additional one year terms.

     Both leases are treated as operating leases, future lease payments follow.

            1996.....................................................  $  381,152
            1997.....................................................     374,370
            1998.....................................................     380,736
            1999.....................................................     387,648
            2000.....................................................     361,152
                                                                       ----------
                      Total base term rent...........................  $1,885,058
                                                                       ==========

     The Corporation has been named as a defendant in certain litigation. Corporation management believes amounts which may become payable, if any, pursuant to such litigation, will be covered by the Corporation's insurance policies.

(9)  INCOME TAXES

     The Corporation accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of events which have been included in the financial statement or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Deferred taxes liability as of December 31, 1995 and 1994 are comprised of the following.

                                                               1995            1994
                                                            -----------     -----------
        Tax credit........................................  $        --          13,000
        Accrued liabilities and allowances................      101,300          89,400
                                                            -----------     -----------
             Total current deferred tax asset.............      101,300         102,400
                                                            -----------     -----------
        Depreciation and amortization.....................     (601,100)       (441,200)
        Basis step-up (see Note 10).......................   (2,338,500)     (2,778,500)
                                                            -----------     -----------
             Total noncurrent deferred tax liability......   (2,939,600)     (3,219,700)
                                                            -----------     -----------
                  Total net deferred taxes................  $(2,838,300)    $(3,117,300)
                                                            ===========     ===========

                       SIGNATURE HEALTH CARE CORPORATION

     The Corporation did not record any valuation allowances against the deferred tax asset at December 31, 1995 and 1994, as the Corporation's management believes that it is more likely than not that the asset will be realized. Cash paid for income taxes totaled $0, $462,000 and $608,000 in 1995, 1994 and 1993 respectively.

     The components of the income tax provision (benefit) consist of the following.

                                                      1995          1994         1993
                                                    ---------     --------     --------
        Federal...................................  $ 195,484     $ 44,533     $464,005
        State.....................................     43,275        9,859      117,000
                                                    ---------     --------     --------
          Current income tax provision............    238,759       54,392      581,005
                                                    ---------     --------     --------
        Federal...................................   (250,077)     (21,072)      30,000
        State.....................................    (55,360)      (4,666)      31,000
                                                    ---------     --------     --------
          Deferred income tax provision
             (benefit)............................   (305,437)     (25,738)      61,000
                                                    ---------     --------     --------
             Total income tax provision
               (benefit)..........................  $ (66,678)    $ 28,654     $642,005
                                                    =========     ========     ========

     The difference between the Corporation's effective income tax rates and the statutory rates are as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                    -----------------------------------
                                                      1995          1994         1993
                                                    ---------     --------     --------
        Statutory federal income tax expense
          (benefit)...............................  $ (59,025)    $ 19,140     $559,531
        Increases (decreases) resulting from:
          State tax expense (benefit) net of
             federal benefit......................     (8,681)       2,815       82,284
          Nondeductible expenses..................      5,659        6,115        2,603
          Other...................................     (4,631)         584       (2,413)
                                                    ---------     --------     --------
        Income tax expense (benefit)..............  $ (66,678)    $ 28,654     $642,005
                                                    =========     ========     ========

(10)  BUY OUT OF PREFERRED STOCKHOLDERS

     On March 30, 1994, the Corporation completed new long-term financing. The proceeds were used to retire all existing debt, create a minimum debt service reserve, and redeem all outstanding convertible preferred stock, which had rights which made it essentially equivalent to common stock and comprised approximately 67% of the Corporation's equity ownership.

     Because a substantive change in control occurred, a proportional share of the Corporation's net assets were revalued based on the monetary consideration paid to the preferred shareholders and the assets applicable to common stockholders' residual interest were carried forward at historical cost, net of related valuation and allowance accounts.

     The transaction resulted in an increase in property and equipment of approximately $4.4 million, goodwill of $2.6 million, deferred tax liability of $2.8 million as no step-up in basis was allowed for tax purposes, and the elimination of retained earnings and an increase in paid-in capital.

     The depreciation and amortization related to the increase in property and equipment and goodwill referred to above totalled $233,350 in 1994 and $1,210,111 in 1995 and $605,056 and $605,056 for the six months ended June 30,
1995 and 1996, respectively.

                       SIGNATURE HEALTH CARE CORPORATION

(11)  SUBSEQUENT EVENT

     On August 2, 1996, the Corporation entered into an agreement and plan of merger with Unison HealthCare Corporation ("Unison"). Through the merger the Corporation will become a wholly owned subsidiary of Unison. Outstanding shares of the Corporation will be converted into the right to receive, subject to certain adjustments, cash equal to $10,200,000 and shares of Unison's common stock equal to approximately $20,000,000. The merger is subject to regulatory and shareholder approval.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care,
Inc.:

     We have audited the accompanying combined balance sheet of ARKANSAS, INC., CORNERSTONE CARE, INC., DOUGLAS MANOR, INC., and SAFFORD CARE, INC. (Colorado corporations) as of December 31, 1995, and the related combined statements of operations, stockholders' equity and cash flows for the period from inception, May 9, 1995 through December 31, 1995. These financial statements are the responsibility of each Corporation's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. as of December 31, 1995, and the combined results of their operations and their cash flows for the period from inception through December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
April 15, 1996

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                            COMBINED BALANCE SHEETS

                                                                    JUNE 30,        DECEMBER 31,
                                                                      1996              1995
                                                                   -----------      ------------
                                                                   (UNAUDITED)
                             ASSETS
Cash and cash equivalents........................................  $        --       $  313,198
Patient accounts receivable, net of allowance for doubtful
  accounts of $41,000 at June 30, 1996 and $23,000 at December
  31, 1995.......................................................    2,575,860        2,382,353
Inventory........................................................      192,817               --
Other current assets.............................................       52,543            3,483
                                                                    ----------       ----------
     Total current assets........................................    2,821,220        2,699,034
Equipment........................................................      753,524          800,995
Leasehold improvements...........................................      157,026          167,695
                                                                    ----------       ----------
  Property and equipment, at cost................................      910,550          968,690
  Less-Accumulated depreciation..................................     (139,921)         (54,314)
                                                                    ----------       ----------
     Net property and equipment..................................      770,629          914,376
Deposits and other...............................................       70,605           70,605
Prepaid rent.....................................................      114,814          209,587
                                                                    ----------       ----------
     Total other assets..........................................      185,419          280,192
                                                                    ----------       ----------
          Total assets...........................................  $ 3,777,268       $3,893,602
                                                                    ==========       ==========
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of capitalized lease.............................  $    52,992       $   48,003
Accounts payable.................................................      593,700          430,382
Accrued payroll, taxes and benefits..............................      289,820          312,124
Property taxes payable...........................................       64,155           48,015
Other accrued expenses...........................................       60,488            4,905
Unearned revenue.................................................       30,550           30,550
                                                                    ----------       ----------
     Total current liabilities...................................    1,091,705          873,979
     Deferred rent...............................................           --           91,428
     Capitalized lease, net of current portion...................      668,624          668,940
     Amounts due affiliates......................................    1,464,672        1,579,209
                                                                    ----------       ----------
     Total liabilities...........................................    3,225,001        3,213,556
Common stock, $.01 par value; 400,000 shares authorized; 4,000
  shares issued and outstanding..................................        4,000            4,000
Additional paid-in capital.......................................      377,000          377,000
Distributions to stockholders....................................   (1,926,000)        (406,000)
Accumulated earnings from operations.............................    2,097,267          705,046
                                                                    ----------       ----------
     Total stockholders' equity..................................      552,267          680,046
                                                                    ----------       ----------
          Total liabilities and stockholders' equity.............  $ 3,777,268       $3,893,602
                                                                    ==========       ==========

      The accompanying notes are an integral part of these balance sheets.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                     SIX MONTHS ENDED     INCEPTION TO      YEAR ENDED
                                                         JUNE 30,           JUNE 30,       DECEMBER 31,
                                                           1996               1995             1995
                                                     ----------------     ------------     ------------
                                                                (UNAUDITED)
Sub-acute and rehabilitation.......................     $2,390,206          $ 79,163        $1,965,605
Alzheimers care....................................      1,108,873                --         1,063,937
Skilled nursing care...............................      5,695,862           395,168         5,449,292
Miscellaneous services.............................        208,925               713           161,906
                                                        ----------          --------        ----------
     Total revenue.................................      9,403,866           475,044         8,640,740
                                                        ----------          --------        ----------
Nursing services (including $744,753 and $26,253 at
  June 30, 1996 and 1995 and $467,124 at December
  31, 1995 paid to an affiliate)...................      3,773,485           212,220         4,286,037
Dietary services...................................        509,366            38,129           634,946
General services...................................      1,591,666            99,017         1,213,308
Provision for bad debts............................         17,662             6,478            55,624
Management fees paid to an affiliate...............      1,151,824            42,771           797,900
Rent...............................................        851,169            44,578           860,211
Interest, net of $4,624 and $191 at June 30, 1996
  and 1995 and $2,600 at December 31, 1995 of
  income...........................................         30,366            31,508            33,354
Depreciation and amortization......................         86,107            16,042            54,314
                                                        ----------          --------        ----------
     Total expenses................................      8,011,645           490,743         7,935,694
                                                        ----------          --------        ----------
          Net income (loss)........................     $1,392,221          $(15,699)       $  705,046
                                                        ==========          ========        ==========

        The accompanying notes are an integral part of these statements.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                         SIX MONTHS ENDED JUNE 30, 1996

                                                    COMMON STOCK
                                             ---------------------------
                                                              ADDITIONAL   DISTRIBUTIONS  ACCUMULATED       TOTAL
                                                               PAID-IN          TO         EARNINGS/    STOCKHOLDERS'
                                             SHARES  AMOUNT    CAPITAL     STOCKHOLDERS    (DEFICIT)       EQUITY
                                             -----   ------   ----------   ------------   -----------   -------------
Arkansas, Inc..............................  1,000   $1,000    $      --   $         --   $        --    $      1,000
Cornerstone Care, Inc......................  1,000    1,000           --             --            --           1,000
Douglas Manor, Inc.........................  1,000    1,000           --             --            --           1,000
Safford Care, Inc..........................  1,000    1,000           --             --            --           1,000
                                             -----   ------     --------      ---------      --------       ---------
     Purchase of common stock..............  4,000    4,000           --             --            --           4,000
Douglas Manor, Inc.........................     --       --      259,000             --            --         259,000
Safford Care, Inc..........................     --       --      118,000             --            --         118,000
                                             -----   ------     --------      ---------      --------       ---------
     Additional capital contributions......     --       --      377,000             --            --         377,000
Arkansas, Inc..............................     --       --           --             --       442,759         442,759
Cornerstone Care, Inc......................     --       --           --             --       170,237         170,237
Douglas Manor, Inc.........................     --       --           --             --       (58,419)        (58,419)
Safford Care, Inc..........................     --       --           --             --       150,469         150,469
                                             -----   ------     --------      ---------      --------       ---------
     Net Income............................     --       --           --             --       705,046         705,046
Arkansas, Inc..............................     --       --           --       (318,000)           --        (318,000)
Cornerstone Care, Inc......................     --       --           --        (88,000)           --         (88,000)
                                             -----   ------     --------      ---------      --------       ---------
     Distributions to stockholders.........     --       --           --       (406,000)           --        (406,000)
                                             -----   ------     --------      ---------      --------       ---------
Balances at December 31, 1995..............  4,000   $4,000    $ 377,000   $   (406,000)  $   705,046    $    680,046
                                             -----   ------     --------      ---------      --------       ---------
Arkansas, Inc. ............................     --       --           --             --       707,661         707,661
Cornerstone Care, Inc. ....................     --       --           --             --       396,401         396,401
Douglas Manor, Inc. .......................     --       --           --             --       (89,526)        (89,526)
Safford Care, Inc. ........................     --       --           --             --       377,685         377,685
                                             -----   ------     --------      ---------      --------       ---------
     Net Income (unaudited)................     --       --           --             --     1,392,221       1,392,221
Arkansas, Inc. ............................     --       --           --       (442,000)           --        (442,000)
Cornerstone Care, Inc. ....................     --       --           --       (526,000)           --        (526,000)
Douglas Manor, Inc. .......................     --       --           --       (203,000)           --        (203,000)
Safford Care, Inc. ........................     --       --           --       (349,000)           --        (349,000)
                                             -----   ------     --------      ---------      --------       ---------
     Distributions to stockholders
       (unaudited).........................     --       --           --     (1,520,000)           --      (1,520,000)
                                             -----   ------     --------      ---------      --------       ---------
Balances at June 30, 1996 (unaudited)......  4,000   $4,000    $ 377,000   $ (1,926,000)  $ 2,097,267    $    552,267
                                             =====   ======     ========      =========      ========       =========

        The accompanying notes are an integral part of these statements.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                       SIX MONTHS ENDED   INCEPTION TO    YEAR ENDED
                                                           JUNE 30,         JUNE 30,     DECEMBER 31,
                                                             1996             1995           1995
                                                       ----------------   ------------   ------------
                                                                 (UNAUDITED)
Cash flows from operating activities:
Net income (loss)....................................    $  1,392,221     $    (15,699)  $    705,046
Adjustments to reconcile net income to net cash
  provided by/(used in) operating activities:
  Depreciation and amortization......................          86,107           16,042         54,314
  Provision for bad debts............................          17,662            6,478         55,624
  Deferred rent expense..............................        (206,242)              --         91,428
  Changes in non-cash working capital:
     Patient accounts receivable.....................        (211,166)        (400,923)    (2,437,977)
     Inventory and other current assets..............         (32,290)         (74,651)      (213,070)
     Accounts payable................................         163,318          197,855        430,382
     Accrued payroll, taxes and benefits.............         (22,304)         278,144        312,124
     Property taxes payable and other accrued
       expenses......................................          71,723            2,344         52,920
     Unearned revenue................................              --               --         30,550
                                                          -----------        ---------    -----------
       Net cash provided by (used in) operating
          activities.................................       1,259,029            9,590       (918,659)
                                                          -----------        ---------    -----------
Cash flows from investing activities:
Purchase of property and equipment...................          57,637           (2,226)      (229,455)
Change in deposits and other assets..................              --          (23,495)       (70,605)
                                                          -----------        ---------    -----------
  Net cash provided by (used in) investing
     activities......................................          57,637          (25,721)      (300,060)
                                                          -----------        ---------    -----------
Cash flows from financing activities:
Sale of common stock.................................              --               --          4,000
Amortization of lease obligation.....................           4,673               --        (22,292)
Amounts due to affiliates, net.......................        (114,537)         295,665      1,579,209
Additional paid in capital...........................              --                         377,000
Distributions to stockholders........................      (1,520,000)              --       (406,000)
                                                          -----------        ---------    -----------
       Net cash (used in) provided by financing
          activities.................................      (1,629,864)         295,665      1,531,917
                                                          -----------        ---------    -----------
          Net (decrease) increase in cash and cash
            equivalents..............................        (313,198)         279,534        313,198
          Cash and cash equivalents, at beginning of
            year.....................................    $    313,198               --   $         --
                                                          ===========        =========    ===========
          Cash and cash equivalents at end of year...              --     $    279,534        313,198
                                                          ===========        =========    ===========
Supplemental disclosure of non-cash investing and
  financing activities:
  Acquisition of capitalized equipment lease.........    $         --     $    400,222   $    739,235
                                                          ===========        =========    ===========

        The accompanying notes are an integral part of these statements.

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

(1)  BUSINESS AND ORGANIZATION

     Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. (the "Sub-S Corporations"), operate skilled nursing centers providing restorative, rehabilitative, and sub-acute services and assisted living centers providing supervisory nursing services. As of December 31, 1995, the Sub-S Corporations lease four nursing homes and two assisted living centers with 579 total beds. The Sub-S Corporations do business in Colorado and Arizona. The Sub-S Corporations' nursing homes and assisted living centers are subject to licensing and regulation of their services by various federal and/or state government agencies. The Sub-S Corporations incorporated in Colorado on May 9, 1995.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Combination. The accompanying combined financial statements include the accounts of the Sub-S Corporations, which all have common ownership, with all significant intercompany accounts and transactions eliminated.

     Cash and Cash Equivalents. Cash and cash equivalents include all investments with an original maturity of three months or less.

     Property and Equipment. Property and equipment are recorded at cost, with depreciation computed on the straight-line method over the estimated useful lives of depreciable assets which range from three to ten years.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"). SFAS 121 requires that the Sub-S Corporations perform a review of long-lived assets to assess whether an impairment of value exists. If such an impairment does exist, the related assets must be written down to fair value.

     The Sub-S Corporation is required to adopt SFAS 121 in fiscal 1996. Management has not yet determined what the ultimate impact of adopting this new Statement will be on the Sub-S Corporations' financial position or results of operations.

     Net Patient Service Revenue and Accounts Receivable. Patient revenue is reported at established rates or estimated net realizable amounts from third-party payors or others for services rendered. Credit risk exists to the extent that the Sub-S Corporations' most significant source of revenue is reimbursement for patient care from state-sponsored Medicaid programs and from Medicare. However, management does not believe that there are significant credit risks associated with these governmental agencies. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined.

     Until the year of settlement, accounts receivable are reduced for the differences between recognized revenue and interim payments received from third-party payors. The Sub-S Corporations classify these

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

differences in contra-accounts in accounts receivable as payable to Medicare and Medicaid third-party payors until the year of settlement. These settlement amounts total $114,550 as of December 31, 1995.

     The Sub-S Corporations derived patient revenues from various sources in 1995, as follows:

          (a) state Medicaid programs (prospectively reimbursing historical allowable costs plus an inflation factor and profit factor), 42%;

          (b) federal Medicare program (retrospectively reimbursing actual allowable costs), 22%;

          (c) negotiated contracts with various government agencies and private insurance companies, 21%; and

          (d) private pay sources, 15%.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited combined balance sheet and statement of stockholders' equity as of June 30, 1996 and the unaudited combined statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on substantially the same basis as the audited combined financial statements and include all significant adjustments necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessary indicative of the results that may be expected for an entire year.

(4)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable, deposits/accounts payable and long-term borrowings approximate their fair value. The fair value of the Sub-S Corporation's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Sub-S Corporation for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

(5)  COMMITMENTS AND CONTINGENCIES

     The Sub-S Corporations lease nursing homes and assisted living centers, on a ten year base term expiring in 2005, under which the Sub-S Corporations possess (1) the right to renew for three additional 10 year terms and (2) the option to purchase the nursing homes and assisted living centers through the. end of the base term and any renewals. The leases provide for certain restrictions on the maintenance and operation of the nursing homes and assisted living centers and an annual 2.5% escalation in the base rent. Future lease payments follow.

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

            1996....................................................  $ 1,642,264
            1997....................................................    1,683,320
            1998....................................................    1,725,403
            1999....................................................    1,768,538
            2000....................................................    1,812,752
            Thereafter..............................................    8,729,428
                                                                      -----------
                      Total base term rent..........................  $17,361,705
                                                                      ===========

     For financial reporting purposes leases are treated as operating leases and, for financial reporting purposes, the applicable future lease payments are being recognized on a straight-line allocation basis. The property and equipment of the Sub-S Corporations secure the leases. The leases contain various covenants including completion of capital additions. The Sub-S Corporations complied with the covenants throughout 1995.

(6)  RELATED PARTY TRANSACTIONS

     The Sub-S Corporations incurred and paid for management and rehabilitation services from an entity having common ownership.

(7)  INCOME TAXES

     The Sub-S Corporations elected and have been granted S corporation status under the regulations of the Internal Revenue Service. Under these regulations, The Sub-S Corporations' taxable income is divided among, and passed through to, its stockholders. Therefore, The Sub-S Corporations do not account for income taxes and deferred tax assets or liabilities.

(8)  SUBSEQUENT EVENT

     On August 2, 1996 the Sub-S Corporations entered into agreements and plans of merger with Unison HealthCare Corporation ("Unison"). Through the mergers the Sub-S Corporations will become wholly owned subsidiaries of Unison. Outstanding shares of the Sub-S Corporations will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $28,000,000. The merger agreements are subject to regulatory and shareholder approval.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of RehabWest, Inc.:

     We have audited the accompanying balance sheets of RehabWest, Inc. (a S corporation), as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RehabWest, Inc., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          ANDERSON & WHITNEY, P.C.

Greeley, Colorado
September 27, 1996

                                REHABWEST, INC.

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1994

                                                                           1995         1994
                                                                         --------     --------
ASSETS
Cash...................................................................  $153,867     $ 22,397
  Related party accounts receivable....................................   309,896      111,793
  Accounts receivable..................................................     2,273      209,942
  Bad debt allowance...................................................   (36,868)     (46,797)
                                                                         --------     --------
Accounts receivable, net...............................................   275,301      274,938
Prepaid expenses.......................................................     4,387        5,194
                                                                         --------     --------
     Total current assets..............................................   433,555      302,529
Equipment..............................................................    11,315        2,748
Accumulated depreciation...............................................    (6,288)        (458)
                                                                         --------     --------
Equipment, net.........................................................     5,027        2,290
Other assets...........................................................       595            0
                                                                         --------     --------
          TOTAL ASSETS.................................................  $439,177     $304,819
                                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.......................................................  $  4,542     $  7,513
Accrued wages..........................................................   120,914      114,319
Accrued payroll related................................................    92,994       28,974
Income taxes payable...................................................         0        7,433
Amounts owed to related party..........................................   122,923      165,350
                                                                         --------     --------
          TOTAL LIABILITIES............................................   341,373      323,589
Common stock, no par, 1,000,000 shares authorized, 340,000 shares
  issued and outstanding...............................................       340          340
Accumulated earnings/(deficit).........................................    97,464      (19,110)
                                                                         --------     --------
          TOTAL STOCKHOLDERS' EQUITY...................................    97,804      (18,770)
                                                                         --------     --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................  $439,177     $304,819
                                                                         ========     ========

                 See Accompanying Notes to Financial Statements

                                REHABWEST, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                      ----------     ----------
Physical therapy....................................................  $1,309,515     $  432,240
Speech therapy......................................................     728,919        274,664
Occupational therapy................................................   1,342,792        384,514
                                                                      ----------     ----------
          TOTAL REVENUE.............................................   3,381,226      1,091,418
                                                                      ----------     ----------
Direct labor and related............................................   1,999,919        630,537
Contracted labor....................................................     248,257        106,902
Supplies and other..................................................      54,738         15,001
                                                                      ----------     ----------
COST OF SERVICES RENDERED...........................................   2,302,914        752,440
                                                                      ----------     ----------
GROSS PROFIT........................................................   1,078,312        338,978
                                                                      ----------     ----------
Labor and related...................................................     522,704        219,827
Supplies and other..................................................     113,707         35,810
Related party accounting fee........................................     301,038         32,772
Bad debts...........................................................           0         48,614
                                                                      ----------     ----------
  Total administrative expenses.....................................     937,449        337,023
Interest expense....................................................       8,862          7,363
Interest income.....................................................        (890)          (975)
                                                                      ----------     ----------
Interest, net.......................................................       7,972          6,388
Office rent.........................................................      10,487          6,446
Depreciation and amortization.......................................       5,830            798
                                                                      ----------     ----------
  Total general expenses, net.......................................      24,289         13,632
                                                                      ----------     ----------
          TOTAL INDIRECT EXPENSES...................................     961,738        350,655
                                                                      ----------     ----------
EARNINGS/(LOSS) BEFORE INCOME TAX...................................     116,574        (11,677)
INCOME TAXES........................................................           0          7,433
                                                                      ----------     ----------
          NET INCOME/(LOSS).........................................  $  116,574     $  (19,110)
                                                                      ==========     ==========

                 See Accompanying Notes to Financial Statements

                                REHABWEST, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         ACCUMULATED        TOTAL
                                                                          EARNINGS/      STOCKHOLDERS
                                                  SHARES      AMOUNT      (DEFICIT)         EQUITY
                                                  -------     ------     -----------     ------------
BALANCES AT DECEMBER 31, 1993...................  340,000      $340       $       0        $    340
  Net loss......................................        0         0         (19,110)        (19,110)
                                                  -------      ----        --------        --------
BALANCES AT DECEMBER 31, 1994...................  340,000       340         (19,110)        (18,770)
  Net income....................................        0         0         116,574         116,574
                                                  -------      ----        --------        --------
BALANCES AT DECEMBER 31, 1995...................  340,000      $340       $  97,464        $ 97,804
                                                  =======      ====        ========        ========

                 See Accompanying Notes to Financial Statements

                                REHABWEST, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995          1994
                                                                       ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income/(loss)..................................................  $ 116,574     $ (19,110)
  Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
     Depreciation and amortization...................................      5,830           798
     Provision for bad debts.........................................     (9,929)       46,797
  Changes in non-cash working capital:
     Accounts receivable.............................................      9,566      (321,735)
     Prepaid expenses................................................        807        (5,194)
     Accounts payable................................................     (2,971)        7,513
     Accrued wages...................................................     64,020        28,974
     Accrued payroll related.........................................      6,595       114,319
     Income taxes payable............................................     (7,433)        7,433
     Related party payable...........................................     57,573        65,350
                                                                       ---------     ---------
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES..................    240,632       (74,855)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment..............................................     (8,567)       (2,748)
  Change in other assets.............................................       (595)            0
                                                                       ---------     ---------
NET CASH USED IN INVESTING ACTIVITIES................................     (9,162)       (2,748)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party notes payable..........................     60,000       100,000
  Principal payments on related party notes payable..................   (160,000)            0
                                                                       ---------     ---------
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES..................   (100,000)      100,000
                                                                       ---------     ---------
NET INCREASE/(DECREASE) IN CASH......................................    131,470        22,397
CASH, AT BEGINNING OF YEAR...........................................     22,397             0
                                                                       ---------     ---------
CASH, AT END OF YEAR.................................................  $ 153,867     $  22,397
                                                                       =========     =========

                 See Accompanying Notes to Financial Statements

                                REHABWEST, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

(1)  BUSINESS AND ORGANIZATION

     RehabWest, Inc., (the "Corporation") provides and manages Physical, Speech, and Occupational Therapy ("Therapy") programs in health care centers, predominantly, skilled nursing centers. As of December 31, 1995, the Corporation provided services to nine skilled nursing homes in Colorado (5) and Arizona (4), previously on December 31, 1994, the Corporation provided services to ten skilled nursing homes, one psychiatric medical center, one developmentally disabled medical center, and one home health agency in Colorado (11) and Arizona
(2). RehabWest earns a significant portion of its revenue from health care centers owned by entities having common owners (see Note 5 below). The Corporation's employees are subject to licensing and regulation by various state government agencies and the provision of Therapies in health care centers is regulated by various federal and state government agencies. The Corporation incorporated in Colorado on November 22, 1993, and began business operations in January of 1994.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash. Cash and cash equivalents include all investments with an original purchase maturity of three months or less.

     Equipment. Equipment is recorded at cost, with depreciation computed on the straight-line method over the estimated useful lives of the depreciable assets.

     Net Therapy Revenue and Accounts Receivable. Revenue is reported at established rates or estimated net realizable amounts from private payors.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable, and borrowings approximate their fair value. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

(4)  EQUITY

     The common stock carries certain rights, the more significant of which is that each share carries the right to one vote. The Corporation reserves 70,000 shares of authorized but unissued common stock for issuance to employees upon exercise of stock purchase options. No options were granted during 1994. As of December 31, 1995, granted options covering the purchase of 20,000 shares of common stock at $16.04 per share, which vest upon completion of certain conditions, none of which had occurred as of December 31, 1995.

(5)  RELATED PARTY TRANSACTIONS

     During 1995 and 1994, the Corporation earned 83% and 53%, respectively, of its revenue from health care centers owned by entities having common owners with RehabWest. The Corporation bills and accrues revenue the same at both related party and non-related party health care centers.

     During 1995 and 1994, the Corporation incurred and paid for accounting services to an entity having common owners with RehabWest.

                                REHABWEST, INC.

     During 1994 the Corporation received an advance of $100,000 and during 1995 an advance of $60,000 at 8% from entities having common owners with RehabWest. These advances were paid back during 1995. Cash paid for interest totaled $8,884 and $7,341 in 1995 and 1994 respectively.

(6)  COMMITMENTS AND CONTINGENCIES

     The Corporation leases office space for its corporate office, on a year to year basis. The lease is treated as an operating lease. The future base lease payments of exercised terms as of December 31, 1994 and 1995, was immaterial.

(7) INCOME TAXES

     During 1994 the Corporation was classified as a "C" corporation by the Internal Revenue Service (IRS) and accounted for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of events which have been included in the financial statement or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     The net deferred tax asset as of December 31, 1994, was comprised of the following.

                                                                                  1994
                                                                                 -------
    Allowances for bad debts...................................................  $ 9,360
                                                                                 -------
    Total current deferred tax asset...........................................    9,360
                                                                                 -------
    Deferred tax asset valuation allowance.....................................   (9,360)
                                                                                 -------
    Total net deferred taxes...................................................  $     0
                                                                                 =======

     The components of the income tax provision consist of the following.

                                                                                  1994
                                                                                 -------
    Federal....................................................................  $ 5,576
    State......................................................................    1,857
                                                                                 -------
    Current income tax provision...............................................    7,433
                                                                                 -------
    Federal....................................................................        0
    State......................................................................        0
                                                                                 -------
    Deferred income tax provision..............................................        0
                                                                                 -------
    Total income tax provision.................................................  $ 7,433
                                                                                 =======

     On January 1, 1995, the stockholders of the Corporation filed an election with, which was granted by, the IRS for classification as a "S" corporation. Under these regulations, the Corporation's taxable income is divided among, and passed through to, its stockholders. Therefore, the Corporation does not account for income taxes and deferred tax assets or liabilities after December 31, 1994. Cash paid for income taxes totaled $7,433 and $0 in 1995 and 1994, respectively.

(8)  RETIREMENT PLAN

     The Corporation has a 401(k) savings plan that covers substantially all employees who have attained age 21 and completed six months of service. Employer contributions are at the discretion of the Board of

                                REHABWEST, INC.

Directors. Employees become fully-vested after seven years of service for employer contributions. There were no employer contributions for 1995 or 1994.

(9)  CONCENTRATION OF CREDIT RISK

     At December 31, 1994, the Corporation had accounts receivable of $200,553 from four customers. Each of these customer's balances at year end exceeded 10% of the Corporation's total accounts receivable. The Corporation's policy is to not obtain collateral on accounts receivable.

     At December 31, 1995, the Corporation had various cash accounts totaling $153,867 in one commercial bank located in Greeley, Colorado. The cash balances are secured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

(10)  SUBSEQUENT EVENTS

     On March 1, 1996, all the outstanding shares of the Corporation were sold, by the then current stockholders, to the President of the Corporation. The new shareholder of the Corporation is unrelated to the previous owners of the Corporation's shares.

     In September of 1996, the Corporation reached an agreement in principal to merge with Unison HealthCare Corporation ("Unison"). Through the merger the Corporation will become a wholly owned subsidiary of Unison. Outstanding shares of the Corporation will be sold for cash. The merger is subject to negotiation of a definitive agreement, regulatory approval, and shareholder approval.

(11)  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited balance sheet and statement of stockholders' equity as of June 30, 1996, and the unaudited statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all significant adjustments necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statements for these periods are also unaudited. Operating results for the interim periods are not necessarily indicative of the results that may be expected for an entire year.

                                REHABWEST, INC.

                                 BALANCE SHEETS
                          AS OF JUNE 30, 1996 AND 1995

                                                                           1996         1995
                                                                         --------     --------
                                                                              (UNAUDITED)
ASSETS
Cash...................................................................  $116,027     $208,234
  Related party accounts receivable....................................   449,966      223,946
  Accounts receivable..................................................    12,347       95,626
  Bad debt allowance...................................................         0      (45,992)
                                                                         --------     --------
Accounts receivable, net...............................................   462,313      273,580
Prepaid expenses.......................................................    16,103        9,688
                                                                         --------     --------
     Total current assets..............................................   594,443      491,502
Equipment..............................................................    15,661        7,736
Accumulated depreciation...............................................    (7,379)      (5,954)
                                                                         --------     --------
Equipment, net.........................................................     8,282        1,782
Other assets...........................................................       130            0
                                                                         --------     --------
          TOTAL ASSETS.................................................  $602,855     $493,284
                                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.......................................................  $125,641     $ 41,500
Accrued wages..........................................................   131,192       88,001
Accrued payroll related................................................   114,165       14,500
Income taxes payable...................................................         0        8,066
Amounts owed to related party..........................................    60,456      302,722
                                                                         --------     --------
          TOTAL LIABILITIES............................................   431,454      454,789
Common stock, no par, 1,000,000 shares authorized, 340,000 shares
  issued and outstanding...............................................       340          340
Accumulated earnings...................................................   171,061       38,155
                                                                         --------     --------
          TOTAL STOCKHOLDERS' EQUITY...................................   171,401       38,495
                                                                         --------     --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................  $602,855     $493,284
                                                                         ========     ========

                                REHABWEST, INC.

                            STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                                                                         1996           1995
                                                                      ----------     ----------
                                                                             (UNAUDITED)
Physical therapy....................................................  $  917,055     $  569,188
Speech therapy......................................................     376,700        344,409
Occupational therapy................................................   1,042,505        551,117
                                                                      ----------     ----------
          TOTAL REVENUE.............................................   2,336,260      1,464,714
                                                                      ----------     ----------
Direct labor and related............................................   1,242,382        675,332
Contracted labor....................................................     218,029         91,318
Supplies and other..................................................      16,661         27,273
                                                                      ----------     ----------
COST OF SERVICES RENDERED...........................................   1,477,072        793,923
                                                                      ----------     ----------
GROSS PROFIT........................................................     859,188        670,791
                                                                      ----------     ----------
Labor and related...................................................     202,955        419,418
Supplies and other..................................................      62,078         49,642
Related party accounting fee........................................      73,462        128,545
Bad debts...........................................................     (34,144)             0
                                                                      ----------     ----------
  Total administrative expenses.....................................     304,351        597,605
Interest expense....................................................       2,485          6,282
Interest income.....................................................        (966)          (505)
                                                                      ----------     ----------
Interest, net.......................................................       1,519          5,777
Office rent.........................................................       6,339          4,648
Depreciation and amortization.......................................       1,091          5,496
                                                                      ----------     ----------
  Total general expenses, net.......................................       8,949         15,921
                                                                      ----------     ----------
          TOTAL INDIRECT EXPENSES...................................     313,300        613,526
                                                                      ----------     ----------
          NET INCOME................................................  $  545,888     $   57,265
                                                                      ==========     ==========

                                REHABWEST, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       FOR THE PERIOD ENDED JUNE 30, 1996

                                                                         ACCUMULATED        TOTAL
                                                                          EARNINGS/      STOCKHOLDERS
                                                  SHARES      AMOUNT      (DEFICIT)         EQUITY
                                                  -------     ------     -----------     ------------
BALANCES AT DECEMBER 31, 1995...................  340,000       340          97,464           97,804
  Distributions to stockholders (unaudited).....        0         0        (472,291)        (472,291)
  Net income (unaudited)........................        0         0         545,888          545,888
                                                  -------      ----       ---------        ---------
BALANCES AT JUNE 30, 1996 (unaudited)...........  340,000      $340       $ 171,061       $  171,401
                                                  =======      ====       =========        =========

                                REHABWEST, INC.

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                                                                          1996          1995
                                                                        ---------     --------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................................  $ 545,888     $ 57,265
  Adjustments to reconcile net income to net cash provided by/(used
     in) operating activities:
     Depreciation and amortization....................................      1,091        5,496
     Provision for bad debts..........................................    (36,868)        (805)
  Changes in non-cash working capital:
     Accounts receivable..............................................   (150,144)       2,163
     Prepaid expenses.................................................    (11,716)      (4,494)
     Accounts payable.................................................    121,099       33,987
     Accrued wages....................................................     21,171      (14,474)
     Accrued payroll related..........................................     10,278      (26,318)
     Income taxes payable.............................................          0          633
     Related party payable............................................    (62,467)      37,372
                                                                        ---------     --------
NET CASH PROVIDED BY OPERATING ACTIVITIES.............................    438,332       90,825
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment...............................................     (4,346)      (4,988)
  Change in other assets..............................................        465            0
                                                                        ---------     --------
NET CASH USED IN INVESTING ACTIVITIES.................................     (3,881)      (4,988)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party notes payable...........................          0      100,000
  Distributions to stockholders.......................................   (472,291)           0
                                                                        ---------     --------
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES...................   (472,291)     100,000
                                                                        ---------     --------
NET INCREASE/(DECREASE) IN CASH.......................................    (37,840)     185,837
CASH, AT BEGINNING OF PERIOD..........................................    153,867       22,397
                                                                        ---------     --------
CASH, AT END OF PERIOD................................................  $ 116,027     $208,234
                                                                        =========     ========

                         REPORT OF INDEPENDENT AUDITOR

The Board of Directors
American Professional Holding, Inc.

     We have audited the accompanying consolidated balance sheets of American Professional Holding, Inc. as of December 31, 1994 and 1995 and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Professional Holding, Inc. at December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Ronald H. Ridgers, P.C.
Richardson, Texas
March 30, 1996

                      AMERICAN PROFESSIONAL HOLDING, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                         -------------------------      JUNE 30,
                                                            1994           1995           1996
                                                         ----------     ----------     ----------
                                                                                       (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash.................................................  $  171,725     $   61,687     $   13,684
  Accounts receivable trade............................     971,293      1,253,870      1,574,477
  Accounts receivable related party....................     205,210        394,437        473,340
  Other current assets.................................      59,587         72,931        385,563
                                                         ----------     ----------     ----------
          Total current assets.........................   1,407,815      1,782,925      2,447,064
                                                         ----------     ----------     ----------
PROPERTY AND EQUIPMENT:
  Land and building....................................     205,205        205,205        205,205
  Vehicles.............................................     181,935        222,823        219,425
  Furniture............................................      64,385         67,594         70,376
  Lab equipment........................................     353,706        542,815        562,068
                                                         ----------     ----------     ----------
                                                            805,231      1,038,437      1,057,074
Less accumulated depreciation..........................     390,691        517,281        560,518
                                                         ----------     ----------     ----------
          Total property and equipment.................     414,540        521,156        496,556
INTANGIBLE AND OTHER ASSETS:
  Goodwill, net of $36,249, $108,746, and $144,992 of
     amortization......................................   1,051,217        978,720        942,474
  Accounts receivable stockholders.....................           0        257,250        318,375
  Other................................................       2,238          1,300          1,300
                                                         ----------     ----------     ----------
          Total intangible and other assets............   1,053,455      1,237,270      1,262,149
                                                         ----------     ----------     ----------
                                                         $2,875,810     $3,541,351     $4,205,769
                                                         ==========     ==========     ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable trade...............................  $  304,842     $  491,080     $  746,922
  Accounts payable related.............................       5,000              0        141,500
  Accrued expenses.....................................     136,314        439,098        535,100
  Deferred taxes.......................................     223,690        155,690        161,690
  Notes payable current................................     516,115        394,916        394,916
                                                         ----------     ----------     ----------
          Total current liabilities....................   1,185,961      1,480,784      1,980,128
  Long-term debt.......................................     470,334        674,126        669,098
                                                         ----------     ----------     ----------
          Total liabilities............................   1,656,295      2,154,910      2,649,226
STOCKHOLDERS' EQUITY:
  Common stock; par value $.001; 50,000,000 shares
     authorized; 10,200,000 shares outstanding.........      10,200         10,200         10,200
  Additional paid in capital...........................     399,800        399,800        399,800
  Retained earnings....................................     809,515        976,441      1,146,543
                                                         ----------     ----------     ----------
          Total stockholders' equity...................   1,219,515      1,386,441      1,556,543
                                                         ----------     ----------     ----------
                                                         $2,875,810     $3,541,351     $4,205,769
                                                         ==========     ==========     ==========

                See notes to consolidated financial statements.

                      AMERICAN PROFESSIONAL HOLDING, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                   JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1993          1994          1995          1995          1996
                                  -----------   -----------   -----------   -----------   -----------
                                                                            (UNAUDITED)
REVENUES........................  $ 4,190,398   $ 5,151,559   $ 6,421,187   $ 3,225,220   $ 3,087,780
DIRECT COSTS:
  Direct labor and related
     taxes......................    1,667,264     1,684,506     2,039,835       919,541       937,347
  Supplies......................      659,594       733,967     1,038,506       515,894       437,239
  Other direct costs............       27,960       188,946       148,147        31,461        52,708
                                  -----------   -----------   -----------   -----------   -----------
          Total direct costs....    2,354,818     2,607,419     3,226,408     1,466,896     1,427,294
                                  -----------   -----------   -----------   -----------   -----------
GROSS PROFIT....................    1,835,580     2,544,140     3,194,699     1,758,324     1,660,486
GENERAL AND ADMINISTRATIVE:
  Wages and related taxes.......      204,969       434,174       873,971       353,223       403,826
  Printing......................       36,866        41,663       105,942        52,736        28,930
  Depreciation and
     amortization...............       81,392       146,882       193,002       112,304        79,483
  Rents.........................       77,067        76,931        78,959        40,010        37,146
  Mileage.......................      217,769       214,593       314,310       133,901       174,759
  Utilities.....................       86,470        93,454       164,638        76,336        74,215
  Supplies......................       97,285        62,057        74,404        34,930        33,330
  Interest......................       33,343        63,290       118,110        18,499        55,698
  Insurance.....................      142,113       183,197       225,590       120,095       116,941
  Professional fees.............       49,162        71,923        90,999        48,057        59,152
  Management fees...............      195,211       265,325       245,904       117,288       110,500
  Other.........................      168,507       304,428       455,864       229,450       222,404
                                  -----------   -----------   -----------   -----------   -----------
          Total general and
            administrative......    1,390,154     1,957,917     2,941,773     1,336,829     1,396,384
                                  -----------   -----------   -----------   -----------   -----------
INCOME BEFORE TAXES.............      445,426       586,223       252,926       421,495       264,102
LESS PROVISION FOR
  TAXES.........................      196,800       170,000        86,000       143,300        94,000
                                  -----------   -----------   -----------   -----------   -----------
NET INCOME......................  $   248,626   $   416,223   $   166,926   $   278,195   $   170,102
                                   ==========    ==========    ==========    ==========    ==========
NET INCOME PER COMMON SHARE.....  $       .02   $       .04   $       .02   $       .03   $       .02
                                   ==========    ==========    ==========    ==========    ==========
SHARES USED IN CALCULATION......   10,000,000    10,100,000    10,200,000    10,200,000    10,200,000
                                   ==========    ==========    ==========    ==========    ==========

                See notes to consolidated financial statements.

                      AMERICAN PROFESSIONAL HOLDING, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       SIX MONTHS ENDED JUNE
                                                      YEAR ENDED DECEMBER 31,                   30,
                                                 ---------------------------------     ---------------------
                                                   1993        1994        1995          1995        1996
                                                 ---------   ---------   ---------     ---------   ---------
                                                                                            (UNAUDITED)
OPERATING ACTIVITIES:
Net income.....................................  $ 248,626   $ 416,223   $ 166,926     $ 278,195   $ 170,102
Adjustments to reconcile net income to net cash
  (used) provided by operating activities:
  Depreciation and amortization................     81,392     146,882     193,082       112,304      79,483
  Increase (decrease) in deferred taxes........    147,800       6,242     (68,000)       (8,000)      6,000
Changes in operating accounts:
  Increase in accounts receivable-trade........   (274,047)   (284,312)   (282,577)     (243,014)    320,607)
  Increase in account receivable-related
    parties....................................    (43,775)   (161,435)   (189,227)      (55,527)    (78,903)
  Increase (decrease) in other current
    assets.....................................          0     (39,587)    (13,334)      (57,735)   (317,632)
  Increase (decrease) in accounts
    payable-trade..............................     (8,012)    184,973     186,238         3,845     255,842
  Increase (decrease) in accounts
    payable-related party......................          0     (20,000)     (5,000)       (5,000)    141,500
  Increase (decrease) in accrued expenses......     75,132      22,482     302,784       257,426      96,002
                                                 ---------   ---------   ---------     ---------   ---------
Net cash (used) provided by operating
  activities...................................    227,116     271,468     290,892       282,494      36,786
INVESTING ACTIVITIES:
  Increase in fixed assets.....................    (56,588)   (538,357)   (233,206)      (76,632)    (18,637)
  Sale of other assets.........................          0      37,762         938           938           0
  Increase in notes receivable-stockholders....          0           0    (257,250)            0     (61,125)
  Decrease in other liabilities................          0     (40,000)          0             0           0
                                                 ---------   ---------   ---------     ---------   ---------
  Net cash used in investing activities........    (56,588)   (540,595)   (489,518)      (73,694)    (79,762)
FINANCING ACTIVITIES:
  Purchase of subsidiary.......................          0    (300,000)          0             0           0
  Proceeds of borrowings.......................     33,941     833,989     627,000             0     185,859
  Repayment on debt............................   (125,975)   (270,208)   (538,412)     (292,149)   (190,887)
                                                 ---------   ---------   ---------     ---------   ---------
  Net cash (used) provided by financing
    activities.................................    (92,034)    263,781      88,588      (292,149)     (5,028)
                                                 ---------   ---------   ---------     ---------   ---------
NET INCREASE (DECREASE) IN CASH................     78,494      (5,346)   (110,038)      (85,349)    (48,003)
CASH AT BEGINNING OF PERIOD....................     98,577     177,071     171,725       171,725      61,687
                                                 ---------   ---------   ---------     ---------   ---------
CASH AT END OF PERIOD..........................  $ 177,071   $ 171,725      61,687     $  86,376   $  13,684
                                                 =========   =========   =========     =========   =========

                See notes to consolidated financial statements.

                      AMERICAN PROFESSIONAL HOLDING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND THE SIX MONTHS ENDED
                 JUNE 30, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

1.  SIGNIFICANT ACCOUNTING POLICIES

     Business -- American Professional Holding, Inc. (the Company) is a Utah Corporation formed in February 1984 under the name Technologies Properties, Inc. In July 1993, the Company purchased all of the outstanding stock of Ampro Medical Services, Inc. (Ampro) a Texas Corporation which operates under the name of Northlake Professional Laboratory (Northlake). The acquisition of Ampro was accounted for as a pooling of interest. In addition, the stockholders voted to change the name of the Company to American Professional Holding, Inc.

     In July 1994, the Company purchased all of the outstanding stock of Gamma Laboratories, Inc. (Gamma) of Poplar Bluff, Missouri for $300,000 in cash and a note for $580,000. In addition, the Company issued $200,000 of its common stock.

     The acquisition of Gamma was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter company accounts and transactions have been eliminated in consolidation.

     Ampro and Gamma are the only operating entities of the Company.

     Nature of Business -- Ampro and Gamma principally test blood and other specimens and provide x-ray services to various nursing homes, long-term healthcare providers, clinics, doctors and patients in Texas and Missouri. Approximately 85% of the Company's revenues are derived from funds provided from Medicare and Medicaid assistance programs.

     Revenue Recognition -- The Company uses the accrual method of accounting for financial statement purposes in accordance with generally accepted accounting principles and industry standards. Revenues are recorded in the month service is provided based on the expected reimbursement prices to be paid by the third-party providers. Management evaluates receivable amounts and writes down billed amounts to recoverable amounts on a quarterly basis. Payments under Medicare and Medicaid are subject to audit and adjustment by the fiscal intermediary.

     Cash -- Cash consists of amounts held in demand deposit accounts at financial institutions. The Company has no cash equivalents.

     Direct Costs -- Direct costs includes all direct labor and related payroll costs, laboratory supplies, and other direct cost of sales.

     Statement of Cash Flows -- The Company has adopted the indirect method of accounting for its cash flows in accordance with Financial Accounting Standards Board Statement No. 95.

     Fixed Assets -- Fixed assets are carried at cost less accumulated depreciation. The cost of fixed assets is depreciated over their estimated useful lives on a straight line method. Lives used in computing depreciation expense are as follows:

        Vehicles........................................................   3 to 5 years
        Furniture.......................................................        3 years
        Equipment.......................................................   3 to 7 years
        Building........................................................     27.5 years

Maintenance and repairs are charged to expense as incurred. Additions and betterments are capitalized. Gains or losses on dispositions are included in current operations.

                      AMERICAN PROFESSIONAL HOLDING, INC.

     Income Taxes -- The Company uses the cash basis for reporting for income tax purposes. Deferred taxes are provided for items of income or expense that are reported in different periods for financial statement purposes and tax purposes. The Company has adopted FASB Statement No. 109 for financial statement reporting purposes.

     Account Receivable -- The Company extends credit to certain customers as a policy of conducting business. The Company's principal customers are nursing homes, home healthcare agencies, MHMR facilities, clinics and physicians in Texas and Missouri. The Company bills Medicare and other third-party payors on behalf of the customers. Because of its favorable collection experience in the past, management does not believe a reserve for doubtful accounts is necessary.

     Goodwill -- As a result of the purchase of Gamma, the Company recorded $1,087,466 of goodwill. Such goodwill is being amortized over a fifteen year life. Amounts amortized are as follows: December 31, 1995 -- $72,497; December 31, 1994 -- $36,249; June 30, 1996 -- $36,248; and June 30, 1995 -- $36,248.

     Reclassifications -- Certain amounts have been reclassified to reflect current classifications,

2.  INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited consolidated balance sheet as of June 30, 1996 and the unaudited consolidated statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and include all significant adjustments, consisting only of normal recurring adjustments, necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessarily indicative of the results that may be expected for an entire year.

3.  FEDERAL INCOME TAXES

     The provision for taxes is as follows:

                                                DECEMBER 31,                    JUNE 30,
                                      --------------------------------    --------------------
                                        1993        1994        1995        1995        1996
                                      --------    --------    --------    --------    --------
    Current provision...............  $ 49,000    $127,300    $154,000    $151,300    $ 88,000
    Deferred provision..............   147,800      42,700     (68,000)     (8,000)      6,000
                                        ------      ------      ------      ------      ------
    Total provision.................  $196,800    $170,000    $ 86,000    $143,300    $ 94,000
                                        ======      ======      ======      ======      ======

     In 1993, 1994 and 1995 the Company paid $0, $171,000 and $91,756 in Federal income taxes, respectively.

     The reconciliation of the Company's effective income tax note to the federal statutory note of 34% for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996 is as follows:

                                                             DECEMBER 31,            JUNE 30,
                                                        ----------------------     -------------
                                                        1993     1994     1995     1995     1996
                                                        ----     ----     ----     ----     ----
    Federal income taxes at statutory rate............   34%      34%     34%       34%     34%
    Benefit of graduated tax..........................
    Accrual to cash adjustments.......................   10       (3)      (2)      --       --
    Other.............................................   --       --        2       --        2
                                                         --       --       --       --       --
                                                         44%      29%      34%      34%      36%
                                                         ==       ==       ==       ==       ==

                      AMERICAN PROFESSIONAL HOLDING, INC.

     Deferred income tax reflects the tax affect of temporary differences resulting from the Company being on the cash reporting basis for tax purposes. All deferred items are current in nature.

4.  NOTES PAYABLE

     At December 31, 1994 and 1995 and June 30, 1996, notes payable are comprised as follows.

                                                                                   JUNE 30,
                                                          1994         1995          1996
                                                        --------    ----------    ----------
    Note payable to a bank; payments are $16,100 per
      month including interest; interest at 10%;
      secured by assets of Ampro and personal
      guarantees of three major stockholders; matures
      June 1998.......................................  $283,368    $  370,819    $  296,652
    Note payable to an individual; payments are
      $10,000 per month for the first year, $12,500
      per month to August 1996 and $17,222 until
      maturity including interest; interest 10%;
      mature January 1998; secured by 1,163 shares of
      Gamma stock.....................................   430,167       342,442       280,740
    Note payable to a bank for a line of credit;
      payments are $6,240 per month including
      interest; interest at 10%; matures June 1997;
      secured by accounts receivable of Gamma.........    60,000       109,065       129,172
    Notes payable to bank; payments are $1,801 per
      month including interest; interest at 10%
      secured by land and building; matures June
      1998............................................   115,048       105,650        99,145
    Note payable to a bank; interest only; interest at
      10%; matures June 1998; secured by accounts
      receivable of Ampro.............................        --       100,000       200,000
    Note payable to a supplier; payments are $3,404
      per month including interest at 7%; matures June
      1995; unsecured.................................    20,126            --            --
    Note payable to three individuals; payments are
      $1,466 per month principal only; interest at
      10%; matures August 1995; secured by accounts
      receivable of
      Ampro...........................................    11,690            --            --
    Note payable to a related party; payments are
      $2,709 per month including interest; interest at
      10%; matures April 1995; secured by accounts
      receivable of Ampro.............................    10,615            --            --
    Notes payable to a bank and finance company;
      payments are $3,090 per month including
      interest; interest from 8.0% to 10.5%; matures
      January 1996 to June 1998; secured by
      vehicles........................................    55,435        41,057        58,305
                                                          ------       -------       -------
    Total Notes payable...............................   986,449     1,069,042     1,064,014
    Less: current portion.............................   516,115       394,916       394,916
                                                          ------       -------       -------
                                                        $470,334    $  674,126    $  669,098
                                                          ======       =======       =======

                      AMERICAN PROFESSIONAL HOLDING, INC.

At December 31, 1995, maturities on long-term debt are as follows:

            1996.....................................................  $  394,916
            1997.....................................................     232,914
            1997.....................................................     367,292
            1999.....................................................      10,000
            2000 and thereafter......................................      63,920
                                                                       ----------
                                                                       $1,069,042
                                                                       ==========

Interest paid in 1993, 1994, and 1995 was $7,212, $43,082 and $125,446,
respectively.

5.  RELATED PARTY ACTIVITIES

     The Company paid $5,527, $2,701, and $5,000 for interest in 1993, 1994, and 1995, respectively, to an entity, related by common ownership. (See Note 4) In addition, the Company paid $195,211, $265,325, and $240,690 in 1993, 1994, and
1995, respectively, in management fees and non-employee compensation to an entity, related by common ownership. In 1993, 1994, and 1995 the Company paid certain expenses on behalf of an entity, related by common ownership. The related entity owed the Company $43,775, $205,210, and $369,437 at December 31, 1993, 1994, and 1995, respectively.

6.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Notes payable and long-term debt....................  $1,069,042     $1,006,970

     The carrying amounts reported in the balance sheet for cash, accounts receivable, lease deposits, accounts payable and borrowings under revolving lines of credit approximate their fair value. The fair value of the Company's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Company for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

7.  COMMITMENTS

     The Company leases certain equipment and automobiles as part of its operations. All such leases are considered operating leases. Future minimum lease payments at December 31, 1995 are as follows:

            1995......................................................  $156,304
            1996......................................................   106,230
            1997......................................................    63,206
            1998......................................................     1,955

                      AMERICAN PROFESSIONAL HOLDING, INC.

8.  PRO-FORMA DATA (UNAUDITED)

     The following unaudited pro-forma data summarizes the combined results of operations of the Company and Gamma as though the merger had occurred at the beginning of 1993:

                                                                     1993           1994
                                                                  ----------     ----------
    Revenues....................................................  $5,750,208     $5,882,564
    Net income..................................................     253,606        367,486
    Net income per share........................................        $.02           $.03

9.  SUBSEQUENT EVENT

     On March 26, 1996, the Company signed a letter of intent to be acquired by Unison HealthCare Corporation of Scottsdale, Arizona. The agreement calls for a stock for stock pooling-of-interests for approximately $8,000,000. Numerous conditions, appropriate due diligence and various approvals must be completed before the transaction can be completed.

                         REPORT OF INDEPENDENT AUDITOR

The Board of Directors
Memphis Clinical Laboratory, Inc.

     We have audited the accompanying balance sheets of Memphis Clinical Laboratory, Inc. as of December 31, 1994 and 1995 and the related statements of income and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Memphis Clinical Laboratory, Inc. at December 31, 1994 and 1995 and the results of it's operations and cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Ronald H. Ridgers, P.C.
Richardson, Texas
February 10, 1996

                       MEMPHIS CLINICAL LABORATORY, INC.

                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                          ----------------------     JUNE 30,
                                                            1994         1995          1996
                                                          ---------    ---------    -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash..................................................  $  16,807    $  10,015     $  15,994
  Accounts receivable trade.............................     63,843       52,933       100,933
  Other current assets..................................        899          899        13,921
                                                          ---------    ---------    -----------
          Total current assets..........................     81,549       63,847       130,848
PROPERTY AND EQUIPMENT:
  Automobiles...........................................    102,571        5,622        58,622
  Equipment.............................................    367,906      349,553       360,921
  Leasehold improvements................................     24,540       27,146        27,146
                                                          ---------    ---------    -----------
                                                            495,017      435,321       446,689
Less accumulated depreciation...........................    281,119      270,284       286,903
                                                          ---------    ---------    -----------
          Total property and equipment..................    213,898      165,037       159,786
                                                          ---------    ---------    -----------
                                                          $ 295,447    $ 228,884     $ 290,634
                                                           ========     ========    ===========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable trade................................  $   4,500    $   4,500     $       0
  Accounts payable officer..............................     44,048       35,786        17,063
  Accrued expenses......................................     34,132       15,096        36,426
  Current portion long-term debt........................     12,408       10,000        10,000
  Deferred taxes........................................     23,000       20,000        25,000
                                                          ---------    ---------    -----------
          Total current liabilities.....................    118,088       85,382        88,489
Long-term debt..........................................     34,904       24,886        21,921
                                                          ---------    ---------    -----------
          Total liabilities.............................    152,992      110,268       110,410
STOCKHOLDERS' EQUITY:
  Common stock; no par; 1,000 shares authorized and
     outstanding........................................      1,000        1,000         1,000
  Retained earnings.....................................    141,455      117,616       179,224
                                                          ---------    ---------    -----------
          Total stockholders' equity....................    142,455      118,616       180,224
                                                          ---------    ---------    -----------
                                                          $ 295,447    $ 228,884     $ 290,634
                                                           ========     ========    ===========

                       See notes to financial statements.

                       MEMPHIS CLINICAL LABORATORY, INC.

                              STATEMENTS OF INCOME

                                                                                SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,               JUNE 30,
                                          --------------------------------    --------------------
                                            1993        1994        1995        1995        1996
                                          --------    --------    --------    --------    --------
REVENUES................................  $863,768    $827,489    $780,952    $418,989    $474,097
DIRECT COSTS:
  Direct labor and related taxes........   307,770     262,072     244,208     116,440     140,448
  Supplies..............................   171,080     176,563      98,560      56,464      56,025
  Other direct costs....................   105,174     106,034      80,577      37,780      41,378
                                          --------    --------    --------    --------    --------
          Total direct costs............   584,024     544,669     423,345     210,684     237,851
                                          --------    --------    --------    --------    --------
GROSS PROFIT............................   279,744     282,820     357,607     208,305     236,246
INDIRECT EXPENSES:
  Wages and related taxes...............    53,766      63,965      76,681      28,671      32,702
  Depreciation..........................    68,968      87,463      68,374      23,484      16,619
  Rent..................................    30,000      30,000      28,542      15,000      13,500
  Repairs and maintenance...............    29,894      36,447      36,462      14,471      12,978
  Supplies..............................    15,244      17,265      13,380       7,678      11,760
  Taxes.................................    11,751       6,844       5,430       7,201       3,918
  Insurance.............................    16,381      16,725      22,190      13,695       5,096
  Legal and accounting..................     3,003       2,788      18,192       7,974       7,496
  Management fees.......................         0           0      54,000           0           0
  Auto..................................    16,326      15,467      19,947       6,139       9,279
  Utilities.............................    15,554      16,050      17,745       8,249       8,604
  Other indirect costs..................    17,636       6,806      25,600      25,483      28,876
                                          --------    --------    --------    --------    --------
          Total indirect costs..........   278,523     299,820     386,543     158,045     150,828
Operating Income (loss).................     1,221     (17,000)    (28,936)     50,260      85,418
Other income............................     1,423      21,024         891         140         190
                                          --------    --------    --------    --------    --------
INCOME (LOSS) BEFORE TAXES..............     2,644       4,024     (28,045)     50,400      85,608
PROVISION (BENEFIT) FOR TAXES...........       345         603      (4,206)     14,110      24,000
                                          --------    --------    --------    --------    --------
NET INCOME (LOSS).......................  $  2,299    $  3,421    $(23,839)   $ 36,290    $ 61,608
                                          ========    ========    ========    ========    ========
NET INCOME (LOSS) PER COMMON SHARE......  $   2.30    $   3.42    $ (23.84)   $  36.29    $  61.61
                                          ========    ========    ========    ========    ========
SHARES USED IN CALCULATION..............     1,000       1,000       1,000       1,000       1,000
                                          ========    ========    ========    ========    ========

                       See notes to financial statements.

                       MEMPHIS CLINICAL LABORATORY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,            JUNE 30,
                                              ------------------------------   -------------------
                                                1993       1994       1995       1995       1996
                                              --------   --------   --------   --------   --------
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES:
Net income (loss)...........................  $  2,299   $  3,421   $(23,839)  $ 36,290   $ 61,608
Adjustments to reconcile net income (loss)
  to net cash (used) provided by operating
  activities:
  Depreciation..............................    68,968     87,463     68,374     41,042     16,619
  Change in deferred taxes..................         0          0     (3,000)    (3,000)     5,000
Changes in operating accounts:
  (Increase) decrease in accounts
     receivable.............................   (12,046)   (51,797)    10,910      7,983    (48,000)
  (Increase) decrease in note receivable....   (25,000)    25,000          0          0          0
  (Increase) decrease in other assets.......     4,400      8,163          0          0    (13,022)
  Increase (decrease) in accounts payable...   (39,008)   (12,748)         0     (4,500)    (4,500)
  Increase (decrease) in accounts payable --
     officer................................         0     44,048     (8,262)    (2,625)   (18,723)
  Increase (decrease) in accrued expenses...    38,108     (3,976)   (19,036)   (31,860)    21,330
  Increase (decrease) in taxes payable......    10,342    (21,758)         0          0          0
                                              --------   --------   --------   --------   --------
Net cash provided by operating activities...    48,063     77,816     25,147     43,330     20,312
INVESTING ACTIVITIES:
  Increase in fixed assets..................    70,591     85,795     19,513      4,261     11,368
                                              --------   --------   --------   --------   --------
Net cash (used) by investing activities.....   (70,591)   (85,793)   (19,513)    (4,261)   (11,368)
FINANCING ACTIVITIES:
  Proceeds of borrowings....................    31,028     55,475          0          0          0
  Repayment on debt.........................    (8,500)   (30,691)   (12,426)    (5,048)    (2,965)
                                              --------   --------   --------   --------   --------
  Net cash (used) provided by investing
     activities.............................    22,528     24,784    (12,426)    (5,048)    (2,965)
                                              --------   --------   --------   --------   --------
NET INCREASE (DECREASE) IN CASH.............         0     16,807     (6,792)    34,021      5,979
                                              --------   --------   --------   --------   --------
CASH AT BEGINNING OF PERIOD.................         0          0     16,807     16,807     10,015
                                              --------   --------   --------   --------   --------
CASH AT END OF PERIOD.......................  $      0   $ 16,807   $ 10,015   $ 50,828   $ 15,994
                                              ========   ========   ========   ========   ========

                       See notes to financial statements.

                       MEMPHIS CLINICAL LABORATORY, INC.

                         NOTES TO FINANCIAL STATEMENTS
     YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND THE SIX MONTHS ENDED
                 JUNE 30, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

1.  SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- Memphis Clinical Laboratory, Inc. (the Company) is a Tennessee corporation formed in May, 1986. The Company principally test blood and other specimens and bills the cost to Medicare and other third-party providers.

     The Company uses the accrual method of accounting for financial statement purposes in accordance with generally accepted accounting principles and industry standards.

     Direct Costs -- Direct costs includes all direct labor, materials, laboratory supplies and other direct costs of sales.

     Statement of Cash Flows -- The Company has adopted the indirect method of accounting for its cash flows in accordance with Financial Accounting Standards Board Statement No. 95. The Company has no cash equivalents.

     Fixed Assets -- Fixed assets are carried at cost less accumulated depreciation. The cost of fixed assets is depreciated over their estimated useful lives on a straight line method. Lives used in computing depreciation expense are as follows:

        Equipment...........................................................   5 years
        Vehicles............................................................   5 years
        Leasehold improvements..............................................   5 years

Maintenance and repairs are charged to expense as incurred. Additions and betterments are capitalized. Gains or losses on dispositions are included in current operations.

     Income Taxes -- The Company uses the cash basis of accounting for income tax purposes. In addition, it uses accelerated methods of depreciation in accordance with federal income tax rules. Deferred taxes have been provided for these timing differences between book and tax accounting methods. The Company has adopted FASB Statement No. 109 for financial statement reporting purposes.

     Account Receivable -- The Company extends credit to various customers as a policy of conducting business. The Company's principal customers are nursing homes, home healthcare agencies, clinics and physicians in the Memphis, Tennessee area. Because of favorable collection experience in the past, management does not believe an allowance for doubtful accounts is necessary.

     Reclassifications -- Certain amounts have been reclassified to reflect current classifications.

2.  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited balance sheet as of June 30, 1996 and the unaudited statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all significant adjustments, consisting only of normal recurring adjustments, necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessary indicative of the results that may be expected for an entire Year.

                       MEMPHIS CLINICAL LABORATORY, INC.

3.  NOTES PAYABLE

     At December 31, 1994, 1995 and June 30, 1996, notes payable are comprised as follows:

                                                                                        JUNE 30,
                                                                 1994        1995         1996
                                                                -------     -------     --------
Note payable to officer; payments are $1,099 per month
  including interest; interest is at 7%; matures January 1999;
  secured by
  equipment...................................................  $47,312     $34,886     $ 31,891
Less current portion..........................................   12,408      10,000       10,000
                                                                -------     -------      -------
                                                                $34,904     $24,886     $ 21,891
                                                                =======     =======      =======

Interest paid in 1993, 1994 and 1995, was $0, $5,172 and $3,088, respectively.

4.  RELATED PARTY ACTIVITIES

     In accordance with an agreement, the Company pays it's President for rent of its laboratory facilities. This agreement expires in 2004. The Company paid $30,000, $30,000 and $28,500 in 1993, 1994 and 1995, respectively.

     At December 31, 1993, 1994 and 1995, the Company owes the President for various advances. These amounts are carried as accounts payable officer in the accompanying financial statements. In addition, see Note 3.

5.  FEDERAL INCOME TAXES

     The provision (benefit) for taxes is as follows:

                                                            DECEMBER 31,            JUNE 30,
                                                        ---------------------   -----------------
                                                        1993   1994    1995      1995      1996
                                                        ----   ----   -------   -------   -------
Current provision (benefit)...........................  $345   $603   $(1,206)  $17,110   $19,000
Deferred provision (benefit)..........................    --     --    (3,000)   (3,000)    5,000
                                                        ----   ----   -------   -------   -------
Total provision (benefit).............................  $345   $603   $(4,206)  $14,110   $24,000
                                                        ====   ====   =======   =======   =======

     The reconciliation of the Company's effective income tax note to the federal statutory note of 34% for the years ended December 31, 1993, 1994 and 1995 and the three months ended June 30, 1995 and 1996 is as follows:

                                                                 DECEMBER 31,            JUNE 30,
                                                            ----------------------     -------------
                                                            1993     1994     1995     1995     1996
                                                            ----     ----     ----     ----     ----
Federal income taxes at statutory rate....................   34 %     34 %     34 %     34%      34%
Benefit of graduated tax..................................  (21)      --       --      (5)      (7)
Cash to accrual adjustments...............................   --      (19)      --      (1)      (1)
NOL Benefit...............................................   --       --      (49)      --       --
                                                            ---      ---      ---       --       --
                                                             13 %     15 %    (15 )%    28%      28%
                                                            ===      ===      ===       ==       ==

     Deferred income tax reflects the tax affect of temporary differences resulting from the Company being on the cash reporting basis for tax purposes.

     The Company paid no federal income taxes in 1993, 1994 and 1995.

                       MEMPHIS CLINICAL LABORATORY, INC.

6.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                                                   CARRYING      FAIR
                                                                    AMOUNT       VALUE
                                                                   --------     -------
        Notes payable and long-term debt.........................  $ 34,886     $32,100

     The carrying amounts reported in the balance sheet for cash, accounts receivable, lease deposits, accounts payable and borrowings under revolving lines of credit approximate their fair value. The fair value of the Company's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Company for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

7.  COMMITMENTS

     Future minimum payments under operating leases are as follows:

            1996.......................................................  $27,000
            1997.......................................................   27,000
            1998.......................................................   25,650
            1999.......................................................   24,300
            2000 and thereafter........................................   76,950

     In 1995, the Company has entered into a three year management agreement with its President. Such agreement, among other things, provides for a salary of $60,000 annually, for the President for the term of the agreement which expires in 1997.

(b) Pro Forma Financial Information.


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        On October 31, 1996, Unison HealthCare Corporation ("Unison") acquired:
(i) Signature Health Care Corporation, four affiliated entities (Arkansas, Inc., Cornerstone, Inc., Douglas Manor, Inc. and Safford Care, Inc.) and RehabWest, Inc. (the "Signature Acquisition"); and (ii) American Professional Holding, Inc. and Memphis Clinical Laboratory, Inc. (the "Ampro Acquisition"). Further, Unison is holding seven facilities for disposition (the "Dispositions"), has completed other acquisitions since January 1, 1995 (the "Completed Acquisitions") and has placed (the "Offering") $100.0 million of senior notes (the "Senior Notes") in connection with the Signature Acquisition.

        The following Unaudited Pro Forma Condensed Combined Financial Statements are presented assuming that the Signature Acquisition will be accounted for as a purchase and the Ampro Acquisition will be accounted for as a pooling of interests. Accordingly, the Unaudited Pro Forma Condensed Combined Financial Statements include the combined operations of Unison and Ampro for all periods presented. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 1995 and 1996 and the year ended December 31, 1995 have been prepared as if the Signature Acquisition, the Ampro Acquisition, the Completed Acquisitions (if consummated later) and the Dispositions had been consummated as of the beginning of the period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared as if all of the aforementioned business combinations, the Completed Acquisitions (if consummated later) and the Dispositions had been consummated as of June 30, 1996.

        The Unaudited Pro Forma Condensed Combined Statements of Operations also include the results of operations of BritWill HealthCare Company ("BritWill") and Sunbelt Therapy Management Services, Inc. ("Sunbelt") for the periods from January 1, 1995 through the respective dates of acquisition. BritWill was acquired on August 10, 1995 in a business combination accounted for as a purchase. Sunbelt was acquired effective February 1, 1996 in a business combination accounted for as a purchase.

        The pro forma information is based on the historical statements of operations of the acquired businesses giving effect to the placement of the Senior Notes and the other assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

        The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

                         UNISON HEALTHCARE CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                AT JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                      ADJUSTMENTS
                                                                           PRO FORMA                      FOR        PRO FORMA
                                      UNISON    SIGNATURE(A)   AMPRO(B)   ADJUSTMENTS     PRO FORMA   OFFERING(E)   AS ADJUSTED
                                      -------   ------------   --------   -----------     ---------   -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents.........  $   847     $    116      $   30      $    --       $    993     $  24,906     $  25,899
  Accounts and notes receivable,
    net.............................   22,152        8,223       2,149           --         32,524            --        32,524
  Other current assets..............    2,413        1,025         399           --          3,837            --         3,837
                                      -------      -------       -----       ------       --------      --------      --------
    Total current assets............   25,412        9,364       2,578           --         37,354        24,906        62,260
Lease operating rights and other
  assets, net.......................   42,588       44,936         319           --         87,843         4,500
                                                                                                           1,750        94,093
Goodwill, net.......................   11,195       22,603         943           --         34,741            --        34,741
Property and equipment, net.........    5,548       19,221         657           --         25,426            --        25,426
                                      -------      -------       -----       ------       --------      --------      --------
    Total assets....................  $84,743     $ 96,124      $4,497      $    --       $185,364     $  31,156     $ 216,520
                                      =======      =======       =====       ======       ========      ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term
    debt............................  $ 3,576     $    812      $  895      $    --       $  5,283     $    (895)    $   4,388
  Other current liabilities.........   16,988        3,654       1,664        2,000(c)
                                                                                127(d)      24,433            --        24,433
                                      -------      -------       -----       ------       --------      --------      --------
    Total current liabilities.......   20,564        4,466       2,559        2,127         29,716          (895)       28,821
Long-term debt......................   27,535       62,238         691           --         90,464       100,000
                                                                                                         (67,949)      122,515
Deferred taxes......................    9,030        6,921          --         (800)(c)     15,151            --        15,151
Other long-term liabilities.........    4,728        2,499          --           --          7,227            --         7,227
                                      -------      -------       -----       ------       --------      --------      --------
    Total liabilities...............   61,857       76,124       3,250        1,327        142,558        31,156       173,714
                                      -------      -------       -----       ------       --------      --------      --------
Stockholders' equity:
  Common stock......................        3            1           1           --              5            --             5
  Additional paid-in capital........   21,804       19,999          99           --         41,902            --        41,902
  Retained earnings.................    1,079           --       1,147       (1,200)(c)
                                                                               (127)(d)        899            --           899
                                      -------      -------       -----       ------       --------      --------      --------
    Total stockholders' equity......   22,886       20,000       1,247       (1,327)        42,806            --        42,806
                                      -------      -------       -----       ------       --------      --------      --------
    Total liabilities and
      stockholders' equity..........  $84,743     $ 96,124      $4,497      $    --       $185,364     $  31,156     $ 216,520
                                      =======      =======       =====       ======       ========      ========      ========

            See Notes to Unaudited Pro Forma Condensed Balance Sheet

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

    (a) Represents the combined balance sheet of Signature at June 30, 1996 after application of the purchase method of accounting. The expected total purchase price is approximately $63,550,000, comprised of cash amounting to approximately $43,050,000 (including $5,350,000 for RehabWest), a promissory note in the amount of $500,000 and Unison Common Stock with a market value of approximately $20,000,000. The table below illustrates the historical balance sheet of all entities acquired in the Signature Acquisition other than RehabWest (the "Signature Affiliates") and of RehabWest together with the purchase accounting adjustments associated with the Signature Acquisition.

                                                                                 AT JUNE 30, 1996
                                                                 -------------------------------------------------
                                                                                           PURCHASE
                                                                 SIGNATURE                ACCOUNTING
                                                                 AFFILIATES   REHABWEST   ADJUSTMENTS   SIGNATURE
                                                                 ----------   ---------   -----------   ----------
                                                                              (DOLLARS IN THOUSANDS)
    ASSETS
    Current assets:
      Cash and cash equivalents................................   $     --      $ 116       $    --      $    116
      Accounts and notes receivable, net.......................      7,761        462            --         8,223
      Other current assets.....................................      1,009         16            --         1,025
                                                                 ----------   ---------   -----------   ----------
            Total current assets...............................      8,770        594            --         9,364
    Lease operating rights and other assets, net...............      1,692         --        43,244        44,936
    Goodwill, net..............................................      1,721         --        20,882        22,603
    Property and equipment, net................................     17,213          8         2,000        19,221
                                                                 ----------   ---------   -----------   ----------
            Total assets.......................................   $ 29,396      $ 602       $66,126      $ 96,124
                                                                 ==========   ==========  ===========   ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Current portion of long-term debt........................   $    312      $  --       $   500      $    812
      Other current liabilities................................      3,223        431            --         3,654
                                                                 ----------   ---------   -----------   ----------
            Total current liabilities..........................      3,535        431           500         4,466
    Long-term debt.............................................     19,188         --        43,050        62,238
    Deferred taxes.............................................      2,921         --         4,000         6,921
    Other long-term liabilities................................      2,499         --            --         2,499
                                                                 ----------   ---------   -----------   ----------
            Total liabilities..................................     28,143        431        47,550        76,124
    Stockholders' equity:
      Common stock.............................................          7         --            (6)            1
      Additional paid-in capital...............................         62         --        19,937        19,999
      Retained earnings........................................      1,184        171        (1,355)           --
                                                                 ----------   ---------   -----------   ----------
            Total stockholders' equity.........................      1,253        171        18,576        20,000
                                                                 ----------   ---------   -----------   ----------
            Total liabilities and stockholders' equity.........   $ 29,396      $ 602       $66,126      $ 96,124
                                                                 ==========   ==========  ===========   ==========

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                          BALANCE SHEET -- (CONTINUED)

    (b) Represents the combined balance sheets of Ampro after application of the pooling-of-interests method of accounting. The table below illustrates the historical balance sheets of American Professional Holding, Inc. ("APH") and Memphis Clinical Laboratories, Inc. ("Memphis") and the related pooling of interests method of accounting adjustments.

                                                                                        AT JUNE 30, 1996
                                                                             ---------------------------------------
                                                                              APH     MEMPHIS   ADJUSTMENTS   AMPRO
                                                                             ------   -------   -----------   ------
                                                                                     (DOLLARS IN THOUSANDS)
    ASSETS
    Current assets:
      Cash and cash equivalents............................................  $   14    $  16       $  --      $   30
      Accounts and notes receivable, net...................................   2,048      101          --       2,149
      Other current assets.................................................     385       14          --         399
                                                                             ------     ----       -----      ------
            Total current assets...........................................   2,447      131          --       2,578
    Lease operating rights and other assets, net...........................     319       --          --         319
    Goodwill, net..........................................................     943       --          --         943
    Property and equipment, net............................................     497      160          --         657
                                                                             ------     ----       -----      ------
            Total assets...................................................  $4,206    $ 291       $  --      $4,497
                                                                             ======     ====       =====      ======
    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Current portion of long-term debt....................................  $  395    $  10       $ 490      $  895
      Other current liabilities............................................   1,585       79          --       1,664
                                                                             ------     ----       -----      ------
            Total current liabilities......................................   1,980       89         490       2,559
    Long-term debt.........................................................     669       22          --         691
                                                                             ------     ----       -----      ------
            Total liabilities..............................................   2,649      111         490       3,250
    Stockholders' equity:
      Common stock.........................................................      10        1         (10)          1
      Additional paid-in capital...........................................     400       --        (301)         99
      Retained earnings....................................................   1,147      179        (179)      1,147
                                                                             ------     ----       -----      ------
            Total stockholders' equity.....................................   1,557      180        (490)      1,247
                                                                             ------     ----       -----      ------
            Total liabilities and stockholders' equity.....................  $4,206    $ 291       $  --      $4,497
                                                                             ======     ====       =====      ======

    (c) In September 1996, Unison announced a plan to dispose of seven nursing facilities, two of which were not in operation. The $2,000,000 provision for disposition represents estimated direct incremental costs to sublease the facilities. This charge will result in a reduction of the Company's deferred tax liability of $800,000.

    (d) In connection with the Ampro Acquisition, Unison will pay a financial advisory fee to Trouver Capital Partners, L.P. in the amount of approximately $127,000.

    (e) To record the issuance of the Senior Notes in the principal amount of $100,000,000 as if the issuance had occurred at June 30, 1996. The following table illustrates the pro forma application of proceeds of the Senior Notes as if such application had occurred at June 30, 1996 (dollars in thousands).

    Signature Acquisition payment....................................................................  $ 43,050
    Ampro Acquisition payment........................................................................       490
    Repayment of long-term debt......................................................................    24,899
    Repayment of current portion of long-term debt...................................................       405
    Payment of BritWill contingent obligation........................................................     1,750
    General corporate purposes.......................................................................    24,906
    Estimated fees and expenses......................................................................     4,500
                                                                                                       --------
                                                                                                       $100,000
                                                                                                       ========

                         UNISON HEALTHCARE CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                                                                      ADJUSTMENTS
                                                            OTHER         PRO FORMA                     FOR THE        PRO FORMA
                   UNISON    SIGNATURE(A)   AMPRO(B)   ACQUISITIONS(C)   ADJUSTMENTS      PRO FORMA    OFFERING       AS ADJUSTED
                   -------   ------------   --------   ---------------   -----------      ---------   -----------     -----------
Revenues:
  Net patient..... $57,743     $ 36,150      $   --        $58,568        $ (14,495)(d)   $137,966      $    --        $ 137,966
  Other...........   3,542          281       7,203            549             (131)(d)
                                                                               (499)(e)     10,945        1,245(l)        12,190
                   -------      -------      ------        -------         --------       --------      -------         --------
         Total
       revenues...  61,285       36,431       7,203         59,117          (15,125)       148,911        1,245          150,156
Expenses:
  Wages and
    related.......  31,811       24,777       3,234         37,707           (6,933)(d)     90,596           --           90,596
  Other
    operating.....  20,777        1,262       3,256         13,780           (5,250)(d)
                                                                               (499)(e)
                                                                               (875)(f)     32,451           --           32,451
  Rent............   6,565        1,245         108          5,587           (1,779)(d)
                                                                              1,076(e)
                                                                               (110)(g)     12,692           --           12,692
  Interest........   1,058        7,299         118          1,486             (240)(d)
                                                                               (675)(e)
                                                                                568(h)       9,614        4,446(m)        14,060
  Depreciation and
    amortization..   1,050        3,030         262          1,026             (266)(d)
                                                                               (366)(e)
                                                                                773(i)       5,509          450(n)         5,959
  Provision for
    loss on
   dispositions...      --           --          --             --            2,000(j)       2,000           --            2,000
                   -------      -------      ------        -------         --------       --------      -------         --------
         Total
       expenses...  61,261       37,613       6,978         59,586          (12,576)       152,862        4,896          157,758
                   -------      -------      ------        -------         --------       --------      -------         --------
Income (loss)
  before income
  taxes and
  extraordinary
  charges.........      24       (1,182)        225           (469)          (2,549)        (3,951 )     (3,651)          (7,602)
Income tax expense
  (benefit).......      50         (799)         82             30             (943)(k)     (1,580 )     (1,461)(k)       (3,041)
                   -------      -------      ------        -------         --------       --------      -------         --------
Income (loss)
  before
  extraordinary
  charges......... $   (26)    $   (383)     $  143        $  (499)       $  (1,606)      $ (2,371 )    $(2,190)       $  (4,561)
                   =======      =======      ======        =======         ========       ========      =======         ========
OTHER DATA:
  EBITDA(o)......................................................................................................      $  14,417

  See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

                         UNISON HEALTHCARE CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                             (DOLLARS IN THOUSANDS)

                                                                                                          ADJUST-
                                                                                                           MENTS        PRO FORMA
                                                                 OTHER         PRO FORMA                  FOR THE          AS
                        UNISON    SIGNATURE(A)   AMPRO(B)   ACQUISITIONS(C)   ADJUSTMENTS     PRO FORMA   OFFERING      ADJUSTED
                        -------   ------------   --------   ---------------   -----------     ---------   --------      ---------
Revenues:
  Net patient.......... $12,415     $ 13,345      $   --        $40,314         $(7,232)(d)    $58,842    $     --       $58,842
  Other................   1,028           60       3,644            291             (56)(d)
                                                                                   (249)(e)      4,718         623(l)      5,341
                        -------       ------       -----          -----          ------          -----     -------
    Total revenues.....  13,443       13,405       3,644         40,605          (7,537)        63,560         623        64,183
Expenses:
  Wages and related....   7,486        9,117       1,418         24,977          (3,225)(d)     39,773          --        39,773
  Other operating......   4,587          561       1,545          9,724          (2,716)(d)
                                                                                   (249)(e)
                                                                                   (750)(f)     12,702          --        12,702
  Rent.................   1,151          235          55          4,523            (950)(d)
                                                                                    538(e)
                                                                                    (94)(g)      5,458          --         5,458
  Interest.............     183        3,615          19            892             (98)(d)
                                                                                   (338)(e)
                                                                                    387(h)       4,660       2,223(m)      6,883
  Depreciation and
    amortization.......      88        1,569         135            627            (134)(d)
                                                                                   (183)(e)
                                                                                    632(i)       2,734         225(n)      2,959
  Provision for loss on
    dispositions.......      --           --          --             --           2,000(j)       2,000          --         2,000
                        -------       ------       -----          -----          ------          -----     -------
      Total expenses...  13,495       15,097       3,172         40,743          (5,180)        67,327       2,448        69,775
                        -------       ------       -----          -----          ------          -----     -------
  Income (loss) before
    income taxes and
    extraordinary
    charges............     (52)      (1,692)        472           (138)         (2,357)        (3,767)     (1,825)       (5,592)
  Income tax expense
    (benefit)..........       1         (691)        157             26          (1,000)(k)     (1,507)       (730)(k)    (2,237)
                        -------       ------       -----          -----          ------          -----     -------
  Income (loss) before
    extraordinary
    charges............ $   (53)    $ (1,001)     $  315        $  (164)        $(1,357)       $(2,260)   $ (1,095)      $(3,355)
                        =======       ======       =====          =====          ======          =====     =======
OTHER DATA:
    EBITDA(o).....................................................................................................       $ 6,250

  See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

                         UNISON HEALTHCARE CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                          ADJUST-
                                                                                                           MENTS        PRO FORMA
                                                                 OTHER         PRO FORMA                  FOR THE          AS
                        UNISON    SIGNATURE(A)   AMPRO(B)   ACQUISITIONS(C)   ADJUSTMENTS     PRO FORMA   OFFERING      ADJUSTED
                        -------   ------------   --------   ---------------   -----------     ---------   --------      ---------
Revenues:
  Net patient.......... $63,442     $ 24,321      $   --        $ 5,140         $(6,597)(d)    $86,306    $     --       $86,306
  Other................   1,555          268       3,562            569            (300)(d)
                                                                                   (249)(e)      5,405         623(l)      6,028
                        -------      -------      ------        -------         -------        -------     -------       -------
    Total revenues.....  64,997       24,589       3,562          5,709          (7,146)        91,711         623        92,334
Expenses:
  Wages and related....  32,447       15,927       1,514          3,336          (3,669)(d)     49,555          --        49,555
  Other operating......  21,172          472       1,493          2,230          (2,478)(d)
                                                                                   (249)(e)     22,640          --        22,640
  Rent.................   6,653        1,050          51             21            (892)(d)
                                                                                    538(e)       7,421          --         7,421
  Interest.............   1,452        3,669          56            249            (163)(d)
                                                                                   (247)(e)
                                                                                     23(h)       5,039       2,223(m)      7,262
  Depreciation and
    amortization.......   1,054        1,583          98            121            (190)(d)
                                                                                   (113)(e)
                                                                                      7(i)       2,560         225(n)      2,785
  Provision for loss on
    dispositions.......      --           --          --             --           2,000(j)       2,000          --         2,000
                        -------      -------      ------        -------         -------        -------     -------       -------
    Total expenses.....  62,778       22,701       3,212          5,957          (5,433)        89,215       2,448        91,663
                        -------      -------      ------        -------         -------        -------     -------       -------
Income (loss) before
  income taxes and
  extraordinary
  charges..............   2,219        1,888         350           (248)         (1,713)         2,496      (1,825)          671
Income tax expense
  (benefit)............     932          (11)        118             --             (41)(k)        998        (730)(k)       268
                        -------      -------      ------        -------         -------        -------     -------       -------
Income (loss) before
  extraordinary
  charges.............. $ 1,287     $  1,899      $  232        $  (248)        $(1,672)       $ 1,498    $ (1,095)      $   403
                        =======      =======      ======        =======         =======        =======     =======       =======
OTHER DATA:
    EBITDA(o).....................................................................................................       $12,718

  See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS

    (a) Represents the combined operating results for Signature for the year ended December 31, 1995 and the six months ended June 30, 1995 and June 30, 1996 after application of the purchase methods of accounting. The table below illustrates the historical operating results of the Signature Affiliates and RehabWest and the purchase accounting adjustments associated with the Signature Acquisition.

                                                                          YEAR ENDED DECEMBER 31, 1995
                                                            --------------------------------------------------------
                                                                                          PURCHASE
                                                            SIGNATURE                    ACCOUNTING
                                                            AFFILIATES     REHABWEST     ADJUSTMENTS       SIGNATURE
                                                            ----------     ---------     -----------       ---------
                                                                             (DOLLARS IN THOUSANDS)
    Revenues:
      Net patient.........................................   $ 32,769       $ 3,381        $    --          $36,150
      Other...............................................        281            --             --              281
                                                              -------        ------        -------          -------
            Total revenues................................     33,050         3,381             --           36,431
    Expenses:
      Wages and related...................................     22,006         2,771             --           24,777
      Other operating.....................................      5,761           469         (4,968)           1,262
      Rent................................................      1,235            10                           1,245
      Interest............................................      1,967             8          5,324            7,299
      Depreciation and amortization.......................      1,550             6            100
                                                                                             1,374            3,030
                                                              -------        ------        -------          -------
            Total expenses................................     32,519         3,264          1,830           37,613
                                                              -------        ------        -------          -------
    Income (loss) before income taxes.....................        531           117         (1,830)          (1,182)
    Income tax expense (benefit)..........................        (67)           --           (732)            (799)
                                                              -------        ------        -------          -------
    Income (loss).........................................   $    598       $   117        $(1,098)         $  (383)
                                                              =======        ======        =======          =======

                                                                         SIX MONTHS ENDED JUNE 30, 1995
                                                            --------------------------------------------------------
                                                                                          PURCHASE
                                                            SIGNATURE                    ACCOUNTING
                                                            AFFILIATES     REHABWEST     ADJUSTMENTS       SIGNATURE
                                                            ----------     ---------     -----------       ---------
                                                                             (DOLLARS IN THOUSANDS)
    Revenues:
      Net patient.........................................   $ 11,880       $ 1,465        $    --          $13,345
      Other...............................................         60            --             --               60
                                                              -------        ------        -------          -------
            Total revenues................................     11,940         1,465             --           13,405
    Expenses:
      Wages and related...................................      7,931         1,186             --            9,117
      Other operating.....................................      2,129           206         (1,774)             561
      Rent................................................        230             5                             235
      Interest............................................        947             6          2,662            3,615
      Depreciation and amortization.......................        827             5             50
                                                                                               687            1,569
                                                              -------        ------        -------          -------
            Total expenses................................     12,064         1,408          1,625           15,097
                                                              -------        ------        -------          -------
    Income (loss) before income taxes.....................       (124)           57         (1,625)          (1,692)
    Income tax expense (benefit)..........................        (41)           --           (650)            (691)
                                                              -------        ------        -------          -------
    Income (loss).........................................   $    (83)      $    57        $  (975)         $(1,001)
                                                              =======        ======        =======          =======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

                                                                         SIX MONTHS ENDED JUNE 30, 1996
                                                            --------------------------------------------------------
                                                                                          PURCHASE
                                                            SIGNATURE                    ACCOUNTING
                                                            AFFILIATES     REHABWEST     ADJUSTMENTS       SIGNATURE
                                                            ----------     ---------     -----------       ---------
                                                                             (DOLLARS IN THOUSANDS)
    Revenues:
      Net patient.........................................   $ 21,984       $ 2,337        $    --          $24,321
      Other...............................................        268            --             --              268
                                                              -------        ------        -------          -------
            Total revenues................................     22,252         2,337             --           24,589
    Expenses:
      Wages and related...................................     14,263         1,664             --           15,927
      Other operating.....................................      4,684           118         (4,330)             472
      Rent................................................      1,044             6             --            1,050
      Interest............................................      1,006             1          2,662            3,669
      Depreciation and amortization.......................        845             1             50
                                                                                               687            1,583
                                                              -------        ------        -------          -------
            Total expenses................................     21,842         1,790           (931)          22,701
                                                              -------        ------        -------          -------
    Income before taxes...................................        410           547            931            1,888
    Income tax expense....................................       (383)           --            372              (11)
                                                              -------        ------        -------          -------
    Net income (loss).....................................   $    793       $   547        $   559          $ 1,899
                                                              =======        ======        =======          =======

    (b) Represents the combined operating results for Ampro. The table below illustrates the historical operating results of APH and Memphis.

                                                                                   SIX MONTHS ENDED JUNE 30,
                                                                     -----------------------------------------------------
                                                YEAR ENDED
                                             DECEMBER 31, 1995                 1995                        1996
                                         -------------------------   -------------------------   -------------------------
                                          APH     MEMPHIS   AMPRO     APH     MEMPHIS   AMPRO     APH     MEMPHIS   AMPRO
                                         ------   -------   ------   ------   -------   ------   ------   -------   ------
                                                                      (DOLLARS IN THOUSANDS)
Revenues:
  Net patient..........................  $   --    $  --    $  --    $   --    $  --    $  --    $   --    $  --    $  --
  Other................................   6,421      782    7,203     3,225      419    3,644     3,088      474    3,562
                                         ------     ----    ------   ------     ----    ------   ------     ----    ------
        Total revenues.................   6,421      782    7,203     3,225      419    3,644     3,088      474    3,562
Expenses:
  Wages and related....................   2,913      321    3,234     1,273      145    1,418     1,341      173    1,514
  Other operating......................   2,864      392    3,256     1,359      186    1,545     1,309      184    1,493
  Rent.................................      79       29      108        40       15       55        37       14       51
  Interest.............................     118       --      118        19       --       19        56       --       56
  Depreciation and amorization.........     194       68      262       112       23      135        81       17       98
                                         ------     ----    ------   ------     ----    ------   ------     ----    ------
        Total expenses.................   6,168      810    6,978     2,803      369    3,172     2,824      388    3,212
                                         ------     ----    ------   ------     ----    ------   ------     ----    ------
Income before income taxes.............     253      (28)     225       422       50      472       264       86      350
Income tax expense.....................      86       (4)      82       143       14      157        94       24      118
                                         ------     ----    ------   ------     ----    ------   ------     ----    ------
Net income.............................  $  167    $ (24)   $ 143    $  279    $  36    $ 315    $  170    $  62    $ 232
                                         ======     ====    ======   ======     ====    ======   ======     ====    ======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

    (c) Other Acquisitions: The following table summarizes the operating results for BritWill and for the following leases entered into from January 1, 1995 through the later of the date of lease inception or the period of the statement of operations.

                                                                  YEAR ENDED             SIX MONTHS ENDED
                                                               DECEMBER 31, 1995           JUNE 30, 1996
                                             ACQUISITION     ---------------------     ---------------------
                  ACQUISITION                   DATE         REVENUES     EXPENSES     REVENUES     EXPENSES
    ---------------------------------------  -----------     --------     --------     --------     --------
                                                                (IN THOUSANDS)            (IN THOUSANDS)
    BritWill...............................    Aug. 1995     $38,854      $38,841       $   --       $   --
    Nightingale............................    Oct. 1995       4,438        4,506           --           --
    The Oaks of Boise......................    July 1995         815          911           --           --
    Sunbelt Therapy........................    Feb. 1996       5,942        5,725          544          568
    Franciscan Enumclaw....................    Aug. 1996       3,860        4,313        2,060        2,294
    Franciscan Walla Walla.................    Aug. 1996       1,371        1,507          969          999
    Other acquisitions.....................    July 1996       3,837        3,813        2,136        2,096
                                                              ------       ------      -------      -------
                                                             $59,117      $59,616       $5,709       $5,957
                                                              ======       ======      =======      =======

    (d) In September 1996, Unison announced a plan to dispose of seven nursing facilities, two of which were not in operation. To record the disposition of these facilities as if the dispositions had occurred at the beginning of the period presented.

    (e) Operating lease pro forma adjustments represent adjustments to the pre-lease operating results of the facilities identified in note (c). The historical results have been adjusted to include the lease expense incurred by Unison, elimination of management fee income to Unison and elimination of the lessor's depreciation, interest expense and management fees.

    (f) In connection with the acquisition of BritWill, other operating expenses have been reduced to give effect to the following estimated annual cost savings to be realized (in thousands):

        Elimination of duplicate corporate compensation and benefits..................  $  710
        Reduction of insurance costs..................................................     300
        Reduction of corporate office rent and operating costs........................     468
        Other.........................................................................      22
                                                                                        -------
                                                                                           ---
                                                                                        $1,500
                                                                                        ==========

    (g) To record amortization of a lease liability incurred in connection with the acquisition of BritWill. The lease liability represents the excess of the value of BritWill's lease obligations over market lease rates, based on independent appraisals.

    (h) To record interest on debt incurred to acquire BritWill and Sunbelt.

    (i) To record amortization of goodwill, lease operating rights and other intangible assets related to the acquisitions of BritWill and Sunbelt.

    (j) In September 1996, Unison announced a plan to dispose of seven nursing facilities, two of which were not in operation. To record the provision for loss on disposition of $2,000,000.

    (k) To record the tax provision related to the pro forma adjustments and adjustments for the offering at an assumed rate of 40%.

    (l) To record interest income on excess proceeds from the sale of the Senior Notes at an assumed rate of 5%.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

    (m) To record interest expense on the $100,000,000 principal amount of Senior Notes at a rate of 12 1/4%, net of repayments and reductions.

    (n) To record amortization expense related to debt issue costs incurred in connection with the Offering.

    (o) EBITDA is defined as net income (loss) before (i) income taxes, (ii) depreciation and amortization, (iii) interest expense, (iv) provision for loss on dispositions and (v) extraordinary items. EBITDA is not a measure of performance under generally accepted accounting principles ("GAAP"). EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA (dollars in thousands, except ratios and selected operating data)

                                               YEARS ENDED DECEMBER 31,
                            --------------------------------------------------------------
                                                                                                  SIX MONTHS ENDED JUNE 30,
                                                 ACTUAL                                      ------------------------------------
                            -------------------------------------------------   PRO FORMA      ACTUAL     PRO FORMA    PRO FORMA
                               1992         1993         1994         1995       1995(2)        1996       1995(2)      1996(2)
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS
  DATA:
Total revenues............  $      379   $    1,956   $   12,406   $   61,285   $  150,156   $   64,997   $   64,183   $   92,334
Expenses:
  Wages and related.......         190        1,455        7,149       31,811       90,596       32,447       39,773       49,555
  Other operating.........         109          545        3,902       20,777       32,451       21,172       12,702       22,640
  Rent....................           8           99        1,299        6,565       12,692        6,653        5,458        7,421
  Interest................           5           11           84        1,058       14,060        1,452        6,883        7,262
  Depreciation and
    amortization..........           3            7           51        1,050        5,959        1,054        2,959        2,785
  Provision for loss on
    dispositions..........          --           --           --           --        2,000                     2,000        2,000
                               -------      -------       ------         ----     --------      -------      -------      -------
    Total expenses........         315        2,117       12,485       61,261      157,758       62,778       69,775       91,663
                               -------      -------       ------         ----     --------      -------      -------      -------
    Income (loss) before
      income taxes........          64         (161)         (79)          24       (7,602)       2,219       (5,592)         671
Income taxes (benefit)....          26          (20)           1           50       (3,041)         932       (2,237)         268
                               -------      -------       ------         ----     --------      -------      -------      -------
    Net income (loss).....  $       38   $     (141)  $      (80)  $      (26)  $   (4,561)  $    1,287   $   (3,355)  $      403
                               =======      =======       ======         ====     ========      =======      =======      =======
OTHER DATA:
  EBITDAR(3)..............  $       80   $      (44)  $    1,355   $    8,697   $   27,109   $   11,378   $   11,708   $   20,139
  EBITDA(4)...............          72         (143)          56        2,132       14,417        4,725        6,250       12,718
  Capital expenditures....          50           13          371        1,081        3,000        2,010        1,366        2,174
  Ratio of earnings to
    fixed charges(5)......        9.35x          --         0.85x        1.01x        0.60x        1.60x          --        1.07x
  Skilled nursing
    facilities:(6)
    Number of
      facilities..........           4            6           16           47           52           45           20           51
    Number of licensed
      beds................         436          671        1,674        4,851        5,270        4,679        2,820        5,184
    Patient days..........          --       12,705      112,727      581,410    1,252,750      541,741           --      685,999
  Assisted living
    facilities:(6)
    Number of
      facilities..........          --            1            4            6            9            5            4            8
    Number of units.......          --           30          104          229          417          134          292          324
  Sources of patient
    revenues:
    Medicare..............          --          3.4%         9.1%        26.9%        27.1%        32.4%        27.5%        33.1%
    Private pay...........          --         13.8         32.4         17.2         21.4         15.8         19.6         17.9
                               -------      -------       ------         ----     --------      -------      -------      -------
      Quality mix.........          --         17.2         41.5         44.1         48.5         48.2         47.1         51.0
    Medicaid..............          --         82.8         58.5         55.9         51.5         51.8         52.9         49.0
                               -------      -------       ------         ----     --------      -------      -------      -------
        Total.............          --        100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%
                               =======      =======       ======         ====     ========      =======      =======      =======

                                                                                                                           AT
                                                                                                                        JUNE 30,
                                                                                                                          1996
                                                                                                                       ----------
FINANCIAL RATIOS:
  Adjusted EBITDA(7)................................................................................................   $   25,436
  Ratio of Adjusted EBITDA to interest expense......................................................................         1.75x
  Ratio of net debt to Adjusted EBITDA(8)...........................................................................         3.97x
  Adjusted EBITDAR(9)...............................................................................................   $   40,278
  Ratio of Adjusted EBITDAR to interest expense plus rent expense...................................................         1.37x

                                               AT DECEMBER 31,                                               AT JUNE 30, 1996
                              -------------------------------------------------                         --------------------------
                                 1992         1993         1994         1995                              ACTUAL     PRO FORMA(10)
                              ----------   ----------   ----------   ----------                         ----------   -------------
BALANCE SHEET DATA:
  Cash and cash
    equivalents.............  $       17   $        8   $      118   $    6,097                         $      847    $    25,899
  Working capital...........           5         (120)        (866)      (1,208)                             4,848         33,439
  Total assets..............           9          499        4,297       77,531                             84,743        216,520
  Total debt................          38          176        1,589       25,633                             31,111        126,903
  Stockholders' equity......          38         (103)        (139)      19,885                             22,886         42,806

       NOTES TO SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

(1) On August 10, 1995, Unison acquired BritWill. The actual results for the year ended December 31, 1995 include the results of operations for BritWill for the five months ended December 31, 1995.

(2) Gives effect to (i) the Signature Acquisition and the Ampro Acquisition,
    (ii) the Dispositions, (iii) the Completed Acquisitions and (iv) the Offering and the application of the net proceeds therefrom, effective, in each case, at the beginning of the period presented. See "Use of Proceeds" and "Unaudited Pro Forma Condensed Combined Financial Statements" and Notes thereto.

(3) "EBITDAR" is defined as net income (loss) before (i) income taxes, (ii) depreciation and amortization, (iii) provision for loss on dispositions,
    (iv) interest expense and (v) rent expense. EBITDAR is not a measure of performance under generally accepted accounting principles ("GAAP"). EBITDAR should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

(4) "EBITDA" is defined as EBITDAR minus rent expense.

(5) Earnings are defined as income (loss) before extraordinary items and fixed charges. Fixed charges are defined as interest expense and a portion of rent expense representing the interest factor, which Unison estimates to be one-third of base rents. Earnings were inadequate to cover fixed charges by approximately $161,000 in 1993.

(6) Number of facilities, beds and units expressed are at end of period.

(7) "Adjusted EBITDA" at June 30, 1996, is defined as two times pro forma EBITDA for the six months ended June 30, 1996.

(8) Net debt is total debt less cash and cash equivalents.

(9) "Adjusted EBITDAR" is defined as Adjusted EBITDA plus two times pro forma rent expense for the six months ended June 30, 1996.

(10) Gives effect to (i) the Signature Acquisition and the Ampro Acquisition,
     (ii) the Dispositions, (iii) the Completed Acquisitions and (iv) the Offering and the application of the net proceeds therefrom, effective, in each case, as of June 30, 1996.

(c)  Exhibits.

     See the Exhibit Index, which is incorporated herein by reference, immediately following the Signatures page to this Report.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UNISON HEALTHCARE CORPORATION

November 14, 1996               By /s/  Craig R. Clark
                                   ----------------------------
                                   Craig R. Clark
                                   Executive Vice President and
                                   Chief Financial Officer

                                  EXHIBIT INDEX

                                                                          SEQUENTIALLY
 EXHIBIT NO.          DESCRIPTION OF EXHIBIT                              PAGINATED NO.
-------------  --------------------------------------------------------  ---------------
    2.1        Agreement and Plan of Merger among Unison HealthCare
               Corporation, Signature Health Care Corporation, David
               A. Kremser and John D. Filkoski (incorporated by
               reference to Exhibit 2.3 to the Company's Quarterly
               Report on Form 10-Q for the period ended June 30,
               1996)...................................................

    2.2        Agreement and Plan of Merger among Unison HealthCare
               Corporation, Arkansas, Inc., David A. Kremser and John
               D. Filkoski (incorporated by reference to Exhibit 2.4 to
               the Company's Quarterly Report on Form 10-Q for the
               period ended June 30, 1996).............................

    2.3        Agreement and Plan of Merger among Unison HealthCare
               Corporation, Cornerstone Care, Inc., David A. Kremser
               and John D. Filkoski (incorporated by reference to
               Exhibit 2.5 to the Company's Quarterly Report on
               Form 10-Q for the period ended June 30, 1996)...........

    2.4        Agreement and Plan of Merger among Unison HealthCare
               Corporation, Douglas Manor, Inc., David A. Kremser and
               John D. Filkoski (incorporated by reference to Exhibit
               2.6 to the Company's Quarterly Report on Form 10-Q for
               the period ended June 30, 1996).........................

    2.5        Agreement and Plan of Merger among Unison HealthCare
               Corporation, Safford Care, Inc., David A. Kremser and
               John D. Filkoski (incorporated by reference to Exhibit
               2.7 to the Company's Quarterly Report on Form 10-Q for
               the period ended June 30, 1996).........................

    2.6        Stock Purchase Agreement among Unison Healthcare
               Corporation, RehabWest, Inc., Linda Redwine, David A.
               Kremser and John D. Filkoski (incorporated by reference
               to Exhibit 2.1 to the Company's Current Report on
               Form 8-K dated October 10, 1996)........................

    2.7        Agreement and Plan of Merger among Unison HealthCare
               Corporation, a Delaware corporation, Labco Acquisition
               Co., a Delaware corporation, and American Professional
               Holding, Inc., a Utah corporation (incorporated by
               reference to the Company's Current Report on Form 8-K
               dated July 31, 1996)....................................

    2.8        Agreement and Plan of Merger among Unison HealthCare
               Corporation, a Delaware corporation, Memphis Acquisition
               Co., a Delaware corporation, and Memphis Clinical
               Laboratory, Inc., a Tennessee corporation (incorporated
               by reference to the Company's Current Report on Form
               8-K dated July 31, 1996)................................